Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.1

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT dated as of July 1, 2009 (this “Amendment”) is made among WATSCO, INC., a Florida corporation (the “Borrower”), each of the Subsidiary Loan Parties (as defined in the Credit Agreement described below), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement (as defined in Recital A below).

RECITALS:

A. The Borrower, Bank of America, as Administrative Agent, Swingline Lender and Issuing Bank, and the Lenders party thereto have entered into a Revolving Credit Agreement, dated as of August 3, 2007 (as in effect on the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility with a swing line sublimit and a letter of credit sublimit.

B. The Borrower has advised the Administrative Agent that it intends to acquire, either directly or indirectly, (such transaction, the “Carrier Enterprise Acquisition”) a sixty percent (60%) interest in Carrier Sales and Distribution, LLC, a Delaware limited liability company to be renamed “Carrier Enterprise, LLC” (“Carrier Enterprise”), and in connection therewith intends to contribute substantially all of the assets and liabilities of Comfort Products Distributing LLC, a Delaware limited liability company, having a book value as of December 31, 2008 of approximately $33,400,000, pursuant to a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”), dated as of May 3, 2009 between the Borrower and Carrier Corporation, a Delaware corporation (“Carrier”), with such contribution to be effected in accordance with the terms set forth in Section 1.03 of the Purchase and Contribution Agreement, and, to fulfill the conditions to the consummation of the transactions contemplated by the Purchase and Contribution Agreement, has requested, among other things, that Carrier Enterprise be exempted from the Events of Default contained in the Credit Agreement, the requirement to become a Subsidiary Loan Party under the Credit Agreement and from compliance with certain other covenants contained in the Credit Agreement and applicable to Subsidiaries of the Borrower.

C. The Borrower delivered to the Administrative Agent on or prior to May 4, 2009, pursuant to (i) a certificate signed by a Responsible Officer of the Borrower attaching true and complete copies of (a) previously provided historical pro forma consolidated financial statements of the Borrower and its Subsidiaries giving effect to the Carrier Enterprise Acquisition as of and for the fiscal year ended December 31, 2008 (the “FYE 08 Pro Formas”), (b) previously provided projections giving effect to the Carrier Enterprise Acquisition as of and for the fiscal years ending December 31, 2009, December 31, 2010 and December 31, 2011 (the “Projections”), and (c) the financial statements with respect to Carrier Enterprise contained in Section 3.08 of the Seller Disclosure Letter (as defined in the Purchase and Contribution Agreement), it being understood and agreed that such FYE 08 Pro Formas, Projections and financial statements are, in each case, deemed to be in form and substance acceptable to the Administrative Agent and the Required Lenders, and (ii) a certificate signed by a Responsible Officer of the Borrower attaching true and complete copies of (a) the Purchase and Contribution Agreement; (b) the form of Operating Agreement (Amended and Restated) of Carrier Enterprise, attached as an Exhibit to the Purchase and Contribution Agreement; (c) the form of Distributor Agreement, between Carrier and Carrier Enterprise, attached as an Exhibit to the Purchase and Contribution Agreement, and (d) the form of Shareholder Agreement, between Carrier and the Borrower, attached as an Exhibit to the Purchase and Contribution Agreement (the documents in clauses (b) through (d) collectively referred to herein as the “Other Carrier Enterprise Acquisition Documents”, and together with the Purchase and Contribution Agreement, collectively, the “Carrier Enterprise Acquisition Documents”), it being understood and agreed that the Purchase and Contribution Agreement and the Other Carrier Enterprise Acquisition Documents so delivered to the Administrative Agent are, in each case, deemed to be in form and substance acceptable to the Administrative Agent and the Required Lenders.

D. The Administrative Agent and the Lenders signatory hereto are willing to grant the Borrower’s request and effect the amendments to the Credit Agreement contained in the Amended Credit Agreement (as defined in Section 1 hereof) on the terms and conditions contained in this Amendment.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A. The Credit Agreement, as so amended, is referred to herein as the “Amended Credit Agreement”.

2. Effectiveness; Conditions Precedent to Amendment. The effectiveness of the Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the first date all such conditions have been satisfied, the “First Amendment Effective Date”):

(a)	the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, each of the Subsidiary Loan Parties, the Administrative Agent, and the Required Lenders;

(b)	the Administrative Agent shall have received each of the following in form and substance reasonably acceptable to it:

(i)	(A) a Pledge Agreement substantially in the form attached hereto as Exhibit B, duly executed by the Borrower and/or each Subsidiary that acquires any interest in Carrier Enterprise in connection with the Carrier Enterprise Acquisition, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower, and (B) all certificates evidencing Pledged Interests (as defined in the Pledge Agreement), accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

(ii)	if a Subsidiary of the Borrower that is not a Subsidiary Loan Party as of the date of the Carrier Enterprise Acquisition acquires an interest in Carrier Enterprise on the First Amendment Effective Date, each of the documents required by Section 5.10(a) of the Amended Credit Agreement to cause such Subsidiary to become a Subsidiary Loan Party;

2

(iii)	a certificate signed by a Responsible Officer of the Borrower attaching true and complete copies of each of the Carrier Enterprise Acquisition Documents and certifying that: (A) neither the Purchase and Contribution Agreement (including any condition to the consummation of the Carrier Enterprise Acquisition) nor any of the Other Carrier Enterprise Acquisition Documents has been altered, amended, waived or otherwise changed or supplemented from the applicable form thereof delivered to the Administrative Agent as indicated in Recital C above, in a manner that, in the aggregate, is materially adverse to the Lenders in their capacities as lenders, except to the extent agreed to by prior written consent of the Administrative Agent and the Required Lenders; and (B) the Carrier Enterprise Acquisition is being consummated substantially simultaneously with the First Amendment Effective Date, in accordance with the terms of the Purchase and Contribution Agreement and any such other material agreements, instruments, and documents relating to the Carrier Enterprise Acquisition (only as altered, amended, waived or otherwise changed or supplemented in compliance with subpart (A) of this clause (iii)), including, to the extent required by the Purchase and Contribution Agreement, in compliance with applicable Laws and regulatory approvals;

(iv)	pro forma historical consolidated financial statements of the Borrower and its Subsidiaries giving effect to the Carrier Enterprise Acquisition as of and for the twelve-month period most recently ended prior to the consummation of the Carrier Enterprise Acquisition for which results are available (the “Closing Date Pro Formas”), which pro forma historical consolidated financial statements reflect aggregate results (after giving effect to the Carrier Enterprise Acquisition) that do not materially differ from those contained in the historical FYE 08 Pro Formas and the Projections, as applicable, or otherwise satisfactory to the Administrative Agent and the Required Lenders; provided, it is understood that the Closing Date Pro Formas will exclude certain portions of the historic Carrier Enterprise business that had been included in the Pro Formas and the Projections because those excluded portions are not included in the Carrier Enterprise Acquisition;

(v)	a certificate signed by a Responsible Officer of the Borrower certifying that the Carrier Enterprise Acquisition shall be consummated for a purchase consideration of not more than approximately $270,000,000, subject to adjustment as provided in the Purchase and Contribution Agreement (only as altered, amended, waived or otherwise changed or supplemented in compliance with subpart (A) of Section 2(b)(iii) hereof), consisting of between 3,000,000 and 4,500,000 million shares of capital stock of the Borrower, the contribution of the assets of Comfort Products Distributing LLC to, and the assumption of liabilities of Comfort Products Distributing LLC by, Carrier Enterprise, and the remainder in cash;

(vi)	a written opinion of Moore & Van Allen PLLC, counsel the to Loan Parties, addressed to the Administrative Agent and each of the Lenders, in the form attached hereto as Exhibit C;

(vii)	such other customary certificates, instruments and documents as the Administrative Agent may reasonably request;

(c)	the First Amendment Effective Date shall have occurred on or prior to March 1, 2010, it being understood that this Amendment shall be effective, if at all, only if the Carrier Enterprise Acquisition shall have occurred on or before such date; and

3

(d)	by not later than August 3, 2009 (but subject in all respects to the proviso to this Section 2(d) and the final sentence hereof), the Borrower shall have paid to the Administrative Agent for the benefit of each Lender that has delivered its executed signature page to this Amendment to the Administrative Agent on or before 5:00 p.m. May 4, 2009 a fee in an amount equal to 1.50% times such Lender’s Commitment, which fee shall be fully earned and due on such payment date and shall be nonrefundable; provided, notwithstanding the foregoing, no Lender shall be eligible for the payment of such fee (and such fee shall not be earned, due or payable) unless (i) such Lender has authorized the release of its respective signature page (without condition other than the payment of such fee) prior to the earlier of August 3, 2009 and the First Amendment Effective Date and (ii) Lenders constituting Required Lenders have authorized such release described in clause (i) above. For the purposes of clarification, if the Borrower does not consummate the Carrier Enterprise Acquisition, it shall not be obligated to pay the fees referred to in this Section 2(d); and

(e)	all fees and expenses of the Administrative Agent (including any outstanding fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the First Amendment Effective Date) estimated to date in connection with this Amendment to the extent not previously paid shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

For the avoidance of doubt, the conditions to any credit extension under the Credit Agreement on the First Amendment Effective Date for the purpose of consummating the Carrier Enterprise Acquisition shall be as set forth in the Amended Credit Agreement; provided that all conditions set forth in this Section 2 have been satisfied other than those to result from the funding of any such credit extension.

3. Consent and Confirmation of the Subsidiary Loan Parties. Each of the Subsidiary Loan Parties hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guarantee Agreement (including without limitation the continuation of each such Subsidiary Loan Party’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Subsidiary Guarantee Agreement against each Subsidiary Loan Party in accordance with its terms.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	The representations and warranties of the Borrower contained in the Amended Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and except that the representations and warranties contained in Sections 4.4(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.1(a) and (b), respectively, of the Amended Credit Agreement. and (ii) for the purposes of the representation and warranty contained in Section 4.4(c) of the Amended Credit Agreement, “the Borrower and its Subsidiaries” shall not include Carrier Enterprise.

(b)	The Persons appearing as Subsidiary Loan Parties on the signature pages to this Amendment constitute all Persons who are required to be Subsidiary Loan Parties pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Loan Parties after the Closing Date, and each of such Persons has become and remains a party to a Subsidiary Guarantee Agreement as a Subsidiary Loan Party.

4

(c)	This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower and each Subsidiary Loan Party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d)	No Default or Event of Default has occurred and is continuing.

5. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.2 of the Credit Agreement.

6. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina.

9. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Subsidiary Loan Parties, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.4 of the Credit Agreement.

[Signature pages follow.]

5

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

WATSCO, INC.

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Treasurer and Chief Financial Officer

SUBSIDIARY LOAN PARTIES:

AIR SYSTEMS DISTRIBUTORS LLC
TRADEWINDS FLIGHT SERVICES LLC
ATLANTIC SERVICE & SUPPLY LLC
BAKER DISTRIBUTING COMPANY LLC
COMFORT SUPPLY, INC.
COMFORT PRODUCTS DISTRIBUTING LLC
EAST COAST METAL DISTRIBUTORS LLC
GEMAIRE DISTRIBUTORS LLC
HBA DISTRIBUTORS LLC
HEAT INCORPORATED LLC
HEATING & COOLING SUPPLY LLC
HOMANS ASSOCIATES LLC
THE FLORIDA AD COMPANY
THREE STATES SUPPLY COMPANY LLC
TRADEWINDS DISTRIBUTING COMPANY LLC
WATSCO HOLDINGS, INC.
WATSCO INVESTMENTS LLC
NSI SUPPLY, INC.
ACR SUPPLY, LLC
FLORIDA COOLING SUPPLY, INC.
CONTRACTORS HEATING & SUPPLY, LLC
ACH SUPPLY LLC (f/k/a West Coast HVAC Supply, Inc.)
WATSCO HOLDINGS II, INC.

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Vice President

COOL HOLDINGS LLC

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Lender and as a Lender

By:	/s/ Julia Rocawich
Name:	Julia Rocawich
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert P. Carswell
Name:	Robert P. Carswell
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Don A. Byers
Name:	Don A. Byers
Title:	Vice President

SUNTRUST BANK

By:	/s/ Bradley J. Staples
Name:	Bradley J. Staples
Title:	Managing Director

MIZUHO CORPORATE BANK (USA)

By:	/s/ Robert Gallagher
Name:	Robert Gallagher
Title:	Senior Vice President

COMERICA BANK

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Rick J. Gomez
Name:	Rick J. Gomez
Title:	Second Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christine L. Wagner
Name:	Christine L. Wagner
Title:	Vice President

EXHIBIT A

AMENDED CREDIT AGREEMENT

See attached.

REVOLVING CREDIT AGREEMENT

dated as of August 3, 2007

as amended by

Amendment No. 1 to Revolving Credit Agreement dated July 1, 2009 among

WATSCO, INC.,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

Swingline Lender and Issuing Bank,

J.P. MORGAN SECURITIES, INC.,

as Syndication Agent,

and

MIZUHO CORPORATE BANK (USA),

SUNTRUST BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

BANC OF AMERICA SECURITIES, LLC,

as Sole Lead Arranger and Sole Book Manager

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Page

Schedules

Schedule I	-	Pricing Grid
Schedule 2.22	-	Existing Letters of Credit
Schedule 4.5 (a)	-	Pending Litigation
Schedule 4.5 (b)	-	Environmental Matters
Schedule 4.18	-	Principal Places of Business and Subsidiaries
Schedule 7.1	-	Outstanding Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 7.8	-	Restrictive Agreements

Exhibits

Exhibit A	-	Revolving Credit Note
Exhibit B	-	Swingline Note
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Subsidiary Guarantee Agreement
Annex I-D	-	To the Subsidiary Guarantee Agreement
Exhibit E	-	Form of Indemnity, Subrogation and Contribution Agreement
Annex I-E	-	To the Indemnity, Subrogation and Contribution Agreement
Exhibit F	-	Form of Pledge Agreement

Exhibit 2.3	-	Notice of Revolving Borrowing
Exhibit 2.5	-	Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Continuation/Conversion
Exhibit 3.1(b) (iv)	-	Form of Secretary’s Certificate
Exhibit 3.1(b) (vii)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Covenant Compliance Certificate

-v-

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of August 3, 2007, by and among WATSCO, INC., a Florida corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $300,000,000 senior revolving credit facility with a $25,000,000 swingline and a $50,000,000 letter of credit sub-facility thereunder for the Borrower;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility for the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Act” shall mean the USA PATRIOT Act (Pub. L. No. 107-56, 115 Stat. 272 (2001)).

“Additional Commitment Lender” shall have the meaning assigned to such term in Section 2.23.

“Additional Lender” shall have the meaning assigned to such term in Section 2.8.

“Additional Revolving Commitment Amount” shall have the meaning assigned to such term in Section 2.8.

“Adjusted Consolidated EBIT” shall mean, with respect to any period, Consolidated EBIT for such period, adjusted so as to exclude from such computation (a) the results of Carrier Enterprise and (b) any deduction from Consolidated Net Income for minority interests in Carrier Enterprise, as reflected on the Borrower’s audited financial statements delivered pursuant to Section 5.1(a).

“Adjusted Consolidated EBITDA” shall mean, with respect to any period, Consolidated EBITDA for such period, adjusted so as to exclude from such computation (a) the results of Carrier Enterprise and (b) any deduction from Consolidated Net Income for minority interests in Carrier Enterprise, as reflected on the Borrower’s audited financial statements delivered pursuant to Section 5.1(a).

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth in Section 10.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; provided that for all purposes of this Agreement (other than Section 10.4), Carrier shall be deemed not to be an Affiliate of the Borrower or any of its Subsidiaries.

“Aggregate Revolving Commitments” shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments (including the Swingline Commitment) equal $300,000,000.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of July 1, 2009, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to all Eurodollar Borrowings and Base Rate Borrowings outstanding on such date, the percentage per annum designated in the “Pricing Grid” attached hereto as Schedule I as applicable to Eurodollar Borrowings or Base Rate Borrowings, as the case may be, based on the Borrower’s Leverage Ratio. The Applicable Margin for Eurodollar Borrowings shall initially be 0.5000% and the Applicable Margin for Base Rate Borrowings shall initially be 0.000%; provided, however, that upon delivery to the Administrative Agent of the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c) for the fiscal quarter ended September 30, 2007 and for each fiscal quarter thereafter, the Applicable Margin shall be reset to the percentage designated in Schedule I based on the Borrower’s Leverage Ratio for the preceding four fiscal quarter period then ending, measured quarterly, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; provided further, however, that if at any time the Borrower shall have failed timely to deliver such financial statements and Compliance Certificate, the Applicable Margin for Eurodollar Borrowings shall be 1.125% and the Applicable Margin for Base Rate Borrowings shall be 0.125% until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above.

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee, the percentage per annum designated in the “Pricing Grid” attached hereto as Schedule I based on the Borrower’s Leverage Ratio. The Applicable Percentage shall initially be 0.1000%; provided, however, that upon delivery to the Administrative Agent of the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c) for the fiscal quarter September 30, 2007 and for each fiscal quarter thereafter, the Applicable Percentage shall be reset to the percentage designated in Schedule I based on the Borrower’s Leverage Ratio for the preceding four fiscal quarter period then ending, measured quarterly, such Applicable Percentage being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; provided further, however, that if at any time the Borrower shall have failed timely to deliver such financial statements and Compliance Certificate, the Applicable Percentage shall be 0.2000% until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean (a) in case of Revolving Borrowings, the period from the Closing Date to the Commitment Termination Date, and (b) in case of Swingline Borrowings, the period from the Closing Date to the Swingline Termination Date.

“Base Rate” shall mean the highest of (a) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), and (c) LIBOR plus 1.50%. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the “prime rate” or the Federal Funds Rate shall take effect at the opening of business on the day specified in the public announcement of such change in the “prime rate” or the Federal Funds Rate, respectively. For the purposes of clause (c) above, LIBOR shall be determined daily in accordance with clause (b) of the definition thereof, and any change shall take effect on the day of such change.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and, in case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Business Day” shall mean (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

“Capital Expenditures” shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carrier” shall mean Carrier Corporation, a Delaware corporation.

“Carrier Enterprise” shall mean (a) Carrier Enterprise, LLC, a Delaware limited liability company in which the Borrower shall own, directly or indirectly, a 60% membership interest as of the First Amendment Effective Date and (b) all Subsidiaries of Carrier Enterprise, LLC.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for LC Exposure, Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing.

“Change in Control” shall mean, at any time:

(a)	With respect to the Borrower,

(i) any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) other than Albert Nahmad, Alna Capital Associates or a trust or other entity controlled by either of them or one of their Affiliates (each an “Existing Control Group”) either (A) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing twenty-five percent (25%) or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower (provided, that if an event described in this clause (i) shall occur solely by reason of the death of one or more members of the Existing Control Group, then a “Change of Control” shall not be deemed to have occurred so long as the Voting Stock of the decedent is owned of record by the estate or immediate family of such decedent);

(ii) during any period of up to twenty-four (24) consecutive months, commencing on the Closing Date, individuals who at the beginning of such twenty-four (24)-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of a director or of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

(iii) any Person or two or more Persons acting in concert other than the Existing Control Group shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower; or

(b)	with respect to any Major Subsidiary,

(i) the Borrower shall cease to own, directly or indirectly, at least 100% of the Voting Stock of each currently existing Major Subsidiary or any other Subsidiary that is or becomes a Major Subsidiary after the date hereof; or

(ii) any Person or two or more Persons acting in concert other than the Borrower shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of such Major Subsidiary.

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by such Lender’s or the Issuing Bank’s holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Commitment” shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

“Commitment Termination Date” shall mean the earliest of (a) the Scheduled Commitment Termination Date (as the same may be extended by Section 2.23), (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 or (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise); provided, however, that with respect to any Non-Extending Lender, the Commitment Termination Date of such Non-Extending Lender’s Commitment shall be the Existing Scheduled Commitment Termination Date notwithstanding the extension of Commitments by any other Lender pursuant to Section 2.23.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.1(c).

“Consolidated EBIT” shall mean, for the Borrower and its Subsidiaries for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense and (iii) plus losses (or minus gains) related to discontinued operations of Dunhill.

“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization (including non-cash, stock based compensation), and (iv) plus losses (or minus gains) related to discontinued operations of Dunhill.

“Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries (other than Carrier Enterprise) for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the sum of (a) total cash interest expense, including without limitation, the interest component of any payments in respect of Capital Lease Obligations during such period (whether or not actually paid during such period), (b) interest expense with respect to any Guaranteed Carrier Debt, plus (c) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Consolidated Tangible Assets” shall mean, on any date of computation, Consolidated Total Assets minus intangible assets of the Borrower and its Subsidiaries (excluding Carrier Enterprise) on that date.

“Consolidated Total Assets” shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the aggregate book value of the assets of the Borrower and its Subsidiaries (excluding Carrier Enterprise) for such period.

“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, all Indebtedness of the Borrower and its Subsidiaries (other than as described in subsection (k) under the definition of “Indebtedness” herein), determined on a consolidated basis in accordance with GAAP, including, but not limited to, all of the Obligations, but excluding Indebtedness of Carrier Enterprise other than Guaranteed Carrier Debt. For purposes of determining “Consolidated Total Debt”, the principal amount of any Synthetic Lease Obligation shall be deemed to be the amount that would be reflected on the balance sheet of the Borrower and its Subsidiaries if such Synthetic Lease Obligation were characterized as a capital lease rather than an operating lease.

“Consolidated Total Revenues” shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the total revenues of the Borrower and its Subsidiaries (excluding Carrier Enterprise) for such period.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the power, directly or indirectly, either to (a) vote five percent (5%) or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Excess” has the meaning specified in Section 10.15(b).

“Default Interest” shall have the meaning assigned to such term in Section 2.12(c).

“Default Period” has the meaning specified in Section 10.15(b).

“Defaulting Lender” has the meaning specified in Section 10.15(b).

“Distress Event” has the meaning specified in Section 10.15(b).

“Distressed Person” has the meaning specified in Section 10.15(b).

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Dunhill” shall mean Dunhill Staffing Systems, Inc., a Delaware corporation and Dunhill Temporary Systems, Inc., a New York corporation.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next  1 /100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Excluded Taxes” shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).

“Existing Letter of Credit” shall mean each outstanding letter of credit issued prior to the date hereof for the account of the Borrower as set forth on Schedule 2.22 and continued after the date hereof pursuant to Section 2.22. Each “Existing Letter of Credit” shall be a “Letter of Credit” for purposes of this Agreement and deemed to have been issued hereunder.

“Existing Scheduled Commitment Termination Date” shall have the meaning assigned to such term in Section 2.23.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next  1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next  1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“First Amendment Effective Date” has the definition specified in Amendment No. 1.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Gemaire Caribe” shall mean Gemaire Caribe, Inc., a Puerto Rico corporation.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness of other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection of deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Carrier Debt” shall mean that portion of any Indebtedness of Carrier Enterprise that is guaranteed by the Borrower or any of its Subsidiaries (other than a Subsidiary of Carrier Enterprise, LLC).

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedging Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedging Agreement.

“Hedging Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, foreign exchange agreements, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (j) Off-Balance Sheet Liabilities, (k) obligations under any Hedging Agreements, and (l) all Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnity and Contribution Agreement” shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

“Interest Coverage Ratio” shall mean as of any date of determination with respect to the Borrower, the ratio of (a) the sum of Adjusted Consolidated EBIT plus the JV EBIT Amount as of such date to (b) Consolidated Interest Expense as of such date.

“Interest Period” shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months, selected by the Borrower pursuant to Section 2.3 and subject to customary adjustments in duration; and (b) with respect to a Swingline Loan, a period of such duration not to exceed 5 days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided, that:

(i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv) no Interest Period may extend beyond the Commitment Termination Date or the Swingline Termination Date, as the case may be.

“Investment” shall have the meaning assigned to such term in Section 7.4.

“Issuing Bank” shall mean Bank of America, N.A. or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.22.

“JV EBIT Amount” shall mean, for Carrier Enterprise for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) consolidated net income (calculated in the manner set forth in the definition of Consolidated Net Income with respect to Carrier Enterprise rather than the Borrower and its Subsidiaries) for such period plus (b) to the extent deducted in determining such consolidated net income for such period, (i) consolidated interest expense for such entities (calculated in the manner set forth in the definition of Consolidated Interest Expense with respect to Carrier Enterprise rather than the Borrower and its Subsidiaries), and (ii) income tax expense times the Watsco Ownership Percentage; provided however that in no event shall the JV EBIT Amount for any such period exceed the aggregate amount of cash actually distributed by Carrier Enterprise to the Borrower during such period.

“JV EBITDA Amount” shall mean, for Carrier Enterprise for any four-quarter period ending on the date of computation thereof, an amount equal to the sum of (a) consolidated net income for such entities (calculated in the manner set forth in the definition of Consolidated Net Income with respect to Carrier Enterprise rather than the Borrower and its Subsidiaries) for such period plus (b) to the extent deducted in determining such consolidated net income for such period, (i) consolidated interest expense for such entities (calculated in the manner set forth in the definition of Consolidated Interest Expense with respect to Carrier and its Subsidiaries rather than the Borrower and its Subsidiaries), (ii) income tax expense, and (iii) depreciation and amortization (including non-cash, stock based compensation) times the Watsco Ownership Percentage; provided however that in no event shall the JV EBITDA Amount for any period exceed the aggregate amount of cash actually distributed by Carrier Enterprise to the Borrower during such period.

“JV Operating Agreement” shall mean the Operating Agreement of Carrier Enterprise, LLC (Amended and Restated) dated July 1, 2009.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $50,000,000.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

“Letter of Credit” shall mean each Existing Letter of Credit and any other letter of credit hereafter issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower or any Subsidiary Loan Party pursuant to the LC Commitment.

“Leverage Ratio” shall mean as of any date of determination with respect to the Borrower, the ratio of (a) Consolidated Total Debt as of such date to (b) the sum of Adjusted Consolidated EBITDA plus the JV EBITDA Amount as of such date.

“LIBOR” shall mean,

(a) for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time two Business Days prior to the date of determination (provided that if such day is not a Business Day, the next preceding Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request two Business Days prior to the date and time of determination.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, the Pledge Agreement (and any Pledge Joinder Agreement) and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing, excluding any such documents not expressly referenced in the definition of “Loan Documents” to the extent relating to the Project Orange Investment.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

“Major Subsidiary” shall mean, collectively, (a) Baker Distributing Company LLC, Gemaire Distributors LLC, East Coast Distributors LLC and Heating & Cooling Supply LLC, and (b) any other direct or indirect Subsidiary of the Borrower (other than Carrier Enterprise) having at any time: (i) assets in an amount equal to at least 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries determined as of the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower’s most recent financial statements required by Section 5.1(a) or (b); or (ii) revenues or net income in an amount equal to at least 10% of the Consolidated Total Revenues or Consolidated Net Income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower’s most recent financial statements required by Section 5.1(a) or (b).

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, or of the Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreement” shall mean any agreement filed pursuant to Item 601(b)(10) of Regulation S-K (17 C.F.R. 229, et seq.) with the Borrower’s most recent Annual Report on Form 10-K.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, to a single Person and such Person’s Affiliates of an aggregate principal amount exceeding $10,000,000. For purposes of determining “Material Indebtedness,” the “principal amount” of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Indebtedness Agreements” shall mean each of the Prudential Shelf Agreement, any agreement or instrument evidencing Private Placement Debt, any agreement relating to a Securitization Transaction, or any other agreement relating to Material Indebtedness of the Borrower or any Subsidiary Loan Party.

“Modification Date” shall have the meaning assigned to such term in Section 2.23.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.23.

“Notes” shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.

“Notice of Revolving Borrowing” shall have the meaning assigned to such term in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning assigned to such term in Section 2.5.

“Obligations” shall mean (a) all amounts owing by the Borrower or any Subsidiary (other than Carrier Enterprise) to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof, and (b) all obligations of the Borrower or any Subsidiary (other than Carrier Enterprise), monetary or otherwise, under each interest rate Hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” shall have the meaning set forth in Section 10.4(c).

“Payment Office” shall mean the office of the Administrative Agent located at 101 North Tryon Street, NC1-001-04-39, Charlotte, North Carolina 28255, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Encumbrances” shall mean:

(a) Liens imposed by law for taxes, governmental assessments or similar governmental charges not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

(g) bank liens with respect to collection of deposits in the ordinary course of business; and

(h) Liens pursuant to any Loan Document;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except as specifically provided in clause (h).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one (1) year from the date of acquisition thereof;

(b) commercial paper having the highest rating, at the time of acquisition thereof, of Standard & Poor’s or Moody’s and in either case maturing within six (6) months from the date of acquisition thereof;

(c) certificates of deposit, bankers’ acceptances and time deposits maturing within one-hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above;

(f) debt securities with a maturity of no greater than 365 days and rated at least “A-” by Standard & Poor’s or at least “A3” by Moody’s; and

(g) subject to the restriction set forth in Section 4.9, other debt or equity securities which are listed on a national securities exchange or freely traded in the over-the-counter market so long as the cost of such securities does not exceed at any time in the aggregate an amount equal to 2% of Consolidated Tangible Assets as of the most recent fiscal year end.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Securities Pledge Agreement dated as of the First Amendment Effective Date executed by the Borrower and/or each Subsidiary owning membership interests in Carrier Enterprise from time to time party thereto in favor of the Administrative Agent for the ratable benefit of itself and the Secured Parties, substantially in the form of Exhibit F attached hereto, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements pursuant to Section 5.10(b) or otherwise.

“Pledge Agreement Supplement” means, with respect to the Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to the Pledge Agreement.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Subsidiary to the Administrative Agent pursuant to Section 5.10(b) or otherwise.

“Private Placement Debt” shall mean unsecured Indebtedness for borrowed money issued by the Borrower in a private placement transaction; provided, that all of the following conditions shall be satisfied:

(a) except as set forth on Schedule II hereof, no portion of principal thereof shall be payable or required to be purchased (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right) prior to the Scheduled Commitment Termination Date;

(b) the instruments and agreements evidencing such Indebtedness, and any agreement under which such Indebtedness, and any agreement under which such Indebtedness is created, shall provide that the right to payment of the holders or owners of Private Placement Debt (including any trustee or agent action on behalf of such holders or owners, collectively “Private Placement Debt Holders”) shall either be subordinate to or rank pari passu in all respects with the rights of the Lenders and the Administrative Agent to payment and performance of the Obligations on terms reasonably acceptable to the Administrative Agent;

(c) both immediately prior to and immediately after giving effect to the issuance of such Indebtedness, there shall not have occurred and be continuing any Default or Event of Default;

(d) the Borrower shall furnish to the Administrative Agent, not later than the earliest date of delivery thereof to any actual or prospective Private Placement Debt Holder, copies of (i) all preliminary placement memoranda and final placement memoranda relating to such Indebtedness and (ii) drafts of all documents and agreements under which such Indebtedness is to be created or governed; and

(e) not later than ten (10) days prior to the issuance of such Indebtedness, the Borrower shall deliver to the Administrative Agent a certificate in the form of Exhibit 5.1(c), executed by a Responsible Officer and containing calculations giving historical pro forma effect to the issuance of such Indebtedness as of and for the four consecutive fiscal quarter period ending at the end of most recent fiscal quarter of the Borrower preceding the date of such issuance (assuming for such purpose that the initial rate or rates of interest provided for therein (and giving effect to any increase in rates of interest therein provided) remained in effect for such four fiscal quarter period), which certificate shall demonstrate that the issuance of such Indebtedness does not cause, create or result in a Default or Event of Default on a historical pro forma basis.

“Pro Rata Share” shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be such Lender’s Revolving Commitment and the denominator of which shall be the sum of all Lenders’ Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender’s Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Lenders.

“Project Orange Investment” shall mean the purchase by the Borrower and/or any Subsidiary of a sixty percent (60%) membership interest in Carrier Enterprise pursuant to the Purchase and Contribution Agreement.

“Prudential Shelf Agreement” shall mean that certain Second Amended and Restated Private Shelf Agreement dated December 10, 2004 between The Prudential Insurance Company of America, Inc, the Borrower and the purchasers named therein.

“Purchase and Contribution Agreement” shall mean that certain Purchase and Contribution Agreement dated May 3, 2009, as amended by Amendment to Purchase and Contribution Agreement dated June 29, 2009 between Carrier and the Borrower.

“Receivables” shall mean accounts receivable (including, without limitation, all rights to payment created or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced and whether or not earned by performance).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders holding fifty-one percent (51%) or more of the aggregate outstanding Revolving Credit Exposures at such time or if the Lenders have no Revolving Credit Exposure outstanding, then Lenders holding fifty-one percent (51%) or more of the Aggregate Revolving Commitments; provided that, as set forth in Section 10.15, the unused Revolving Commitment of, and the portion of the Revolving Credit Exposure outstanding, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower (or, with respect to any request for the issuance of a Letter of Credit for the account of a Subsidiary, such officer of the applicable Subsidiary), as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

“Restricted Payment” shall have the meaning assigned to such term in Section 7.5.

“Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Assumption Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure.

“Revolving Credit Note” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit A.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“Scheduled Commitment Termination Date” shall mean August 3, 2012.

“Secured Hedging Agreement” means any interest rate Hedging Agreement permitted under Section 7.10 that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.2, and each other Person to which any Obligation is owing from time to time.

“Securitization Transaction” shall mean (a) any transfer by the Borrower or any Subsidiary of Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving such Receivables and all proceeds of any of the foregoing (i) to a trust, partnership, corporation or other entity (other than the Borrower or a Subsidiary other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests in Receivables, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary), or (b) any transaction in which the Borrower or a Subsidiary incurs Indebtedness or other obligations secured by Liens on Receivables. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be (x) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables transferred pursuant to such Securitization Transaction net of any such Receivables that have been written off as uncollectible, and (y) in the case of a transaction described in clause (b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on the subject Receivables.

“Solvent” or “Solvency” shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the properties and assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE Subsidiary” shall mean any Subsidiary formed solely for the purpose of, and that engages only in, one or more Securitization Transactions.

“Standard & Poor’s” shall mean Standard & Poor’s, a division of the McGraw-Hill Companies.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power, or in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

“Subsidiary Loan Party” shall mean any direct or indirect Subsidiary (other than Gemaire Caribe, unless it becomes a Subsidiary Loan Party pursuant to Section 5.12 and other than Carrier Enterprise, unless it becomes a Subsidiary Loan Party pursuant to Section 5.10(a).

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean Bank of America, N.A., or any other Lender that may agree to make Swingline Loans hereunder.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Swingline Note” shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, in substantially the form of Exhibit B.

“Swingline Rate” shall mean, for any Interest Period, the rate as offered by the Administrative Agent and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Administrative Agent is under no obligation to provide it.

“Swingline Termination Date” shall mean the Commitment Termination Date.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases that are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such a contingency.

“Watsco Ownership Percentage” shall mean, with respect to any period, the weighted average percentage ownership interest of Watsco and its Subsidiaries in Carrier Enterprise during such period.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan” or “Swingline Loan”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “ Revolving Eurodollar Borrowing”).

Section 1.3 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower’s independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

Section 1.4 Accounting for Acquisitions and Divestures.

(a) Covenant Acquisition Adjustment. For purposes of calculating the financial covenants in Sections 6.1 and 6.2 for any period (or a portion of a period) of measurement that includes the date of the Acquisition or the consummation of any Investment permitted by Section 7.4(a)(vii), references to “Borrower and its Subsidiaries” shall include each acquired Person, or lines of business, as applicable, and references to (i) “Consolidated EBITDA” or “JV EBITDA Amount” shall include the “EBITDA” of such acquired Person or line of business (such EBITDA to be formulated on the basis of the definition of Consolidated EBITDA or JV EBITDA Amount, as applicable, set forth herein) and (ii) “Consolidated EBIT” or “JV EBIT Amount” shall include the “EBIT” of such acquired Person or line of business (such EBIT to be formulated on the basis of the definition of Consolidated EBIT or JV EBIT Amount, as applicable, set forth herein), as if such Acquisition or Investment had been consummated on the first day of any such period of measurement.

(b) Covenant Disposition Adjustment. For purposes of calculating the financial covenants in Sections 6.1 and 6.2 for any period of measurement (or a portion of a period) that includes the date of any Disposition of a Subsidiary or line of business, as applicable, Consolidated EBITDA shall be determined on a historical pro forma basis to exclude the results of operations of such Subsidiary or line of business, as applicable, so disposed.

Section 1.5 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include’, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1 General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender’s Pro Rata Share up to such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2), (b) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22, (c) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, and (d) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders exceed at any time the Aggregate Revolving Commitments then in effect.

Section 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3 Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (a) prior to 12:00 noon on the requested date of each Base Rate Borrowing and (b) prior to 12:00 noon three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.5 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed ten (10). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4 Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole and absolute discretion, make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Revolving Commitments and the aggregate outstanding Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

Section 2.5 Procedure for Swingline Borrowing; Etc.

(a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing (“Notice of Swingline Borrowing”) prior to 12:00 noon on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the rate specified in Section 2.12(b) and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

(b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

(c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

(d) Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default (other than an Event of Default in existence at the time of the making of any Swingline Loan by the Swingline Lender of which the Swingline Lender had actual knowledge) or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.5, until such amount has been purchased in full.

(e) In the event that the Swingline Lender, in the exercise of its discretion, requires as a condition to the making of any Swingline Loan that a Lender (as a result of (x) its status as a Defaulting Lender or (y) any Person that Controls such Lender being a Distressed Person) or the Borrower enter into arrangements satisfactory to the Swingline Lender for the provision of sufficient Cash Collateral or other credit support acceptable to the Administrative Agent and the Swingline Lender, to eliminate the Swingline Lender’s actual or potential risk with respect to any such Lender, then:

(i) The Borrower, and to the extent provided by any Lender pursuant to this Section 2.5, such Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Swingline Lender and the Lenders, a security interest in all Cash Collateral and all other property provided as Cash Collateral under this Section 2.5, and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America; provided that if the Borrower requests that any such account bear interest and Bank of America has the operational capacity, in its reasonable determination, to set up such an account, Bank of America shall hold such deposit in an interest-bearing deposit account.

(ii) Notwithstanding anything to the contrary contained in this Agreement, (A) Cash Collateral or other credit support (and proceeds thereof) provided by any Lender pursuant to this Section 2.5 to support the obligations of such Lender in respect of Swingline Loans shall be held and applied, first, to fund, as applicable, the participations of such Lender arising from, or Base Rate Loans issued to repay, Swingline Loans with respect to which such Cash Collateral or other credit support was provided, as contemplated in the foregoing provisions of this Section 2.5, and, second, to fund (x) as applicable, the participations of such Lender arising from, or Base Rate Loans issued to repay, Swingline Loans arising from any other Swingline Loans, as contemplated in the foregoing provisions of this Section 2.5, and (y) any interest accrued for the benefit of the Swingline Lender pursuant to Section 2.5(d) allocable to such Lender, and (B) Cash Collateral (and proceeds thereof) otherwise provided by or on behalf of the Borrower under this Section 2.5 to support Swingline Loans (or participations therein) pursuant to the terms and conditions of this Agreement shall be held and applied, first, to the satisfaction of the specific Swingline Loans so Cash Collateralized and, second, if remedies under Section 8.1 shall have been exercised, to the application of such Cash Collateral or proceeds thereof to any other Obligations in accordance with Section 8.1.

(iii) Cash Collateral and other credit support provided under this Section 2.5 in connection with (x) any Lender’s status as a Defaulting Lender or (y) the status of any Person that Controls such Lender as a Distressed Person shall be released (except as the Swingline Lender and the Person providing such Cash Collateral or other credit support may agree otherwise) promptly following the earlier to occur of (A) the termination of the Default Period with respect to such Defaulting Lender or (B) such Person that Controls the Lender ceases to be a Distressed Person; subject, however, to the additional condition that, as to any such Cash Collateral or other credit support provided by or on behalf of the Borrower, no Default or Event of Default shall then have occurred and be continuing.

Section 2.6 Funding of Borrowings.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If the Administrative Agent has made available to the Borrower any Lender’s share of such Borrowing and such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.7 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 12:00 noon on the Business Day of the requested date of a conversion into a Base Rate Borrowing and (y) prior to 12:00 noon three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8 Optional Reduction and Termination of Commitments; Extension of Commitments; Increase of Aggregate Revolving Commitments; Additional Lenders.

(a) Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

(b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8(b) shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate and permanent reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

(c) So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 30 days’ written notice to the Administrative Agent, who shall promptly notify the Lenders, propose to increase the Aggregate Revolving Commitments up to an amount not to exceed $150,000,000 less the amount of any permanent reductions in the Aggregate Revolving Commitments pursuant to Section 2.8(b) (the amount of any such increase, the “Additional Revolving Commitment Amount”). Each Lender shall have the right for a period of fifteen (15) days following receipt of such notice to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Revolving Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.

(d) If any Lender shall not elect to increase its Revolving Commitment pursuant to subsection (c) of this Section 2.8, the Borrower may, to the extent necessary to increase the Aggregate Revolving Commitments by the then unsubscribed Additional Revolving Commitment Amount, designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that each Additional Lender must be acceptable to the Administrative Agent in its sole discretion, which acceptance will not be unreasonably withheld. The sum of the increases in the Revolving Commitments of the existing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the Additional Revolving Commitment Amount.

(e) An increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.8 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Revolving Commitment is to be increased, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with a replacement or additional Revolving Credit Note, as applicable, evidencing the new Revolving Commitment of each affected Lender, duly executed and delivered by the Borrower, and such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Aggregate Revolving Commitments and other documents with respect to the increase in the Revolving Commitments as the Administrative Agent may reasonably request.

(f) Upon any increase in the Aggregate Revolving Commitments pursuant to this Section 2.8 that is not pro rata among all Lenders, (i) within five Business Days in the case of any Base Rate Loans then outstanding, and at the end of the then applicable Interest Period in the case of any Eurodollar Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article III hereof, the Borrower shall reborrow Loans from the Lenders in proportion to their Pro Rata Share after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion and (ii) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be deemed adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Revolving Commitment bears to the Aggregate Revolving Commitments after giving effect to such increase.

Section 2.9 Repayment of Loans.

(a) The outstanding principal amount of all Revolving Loans shall be due and payable on the Commitment Termination Date. Interest on all Revolving Loans shall be payable as set forth in Section 2.12(d).

(b) The principal amount of each Swingline Loan shall be due and payable on the earlier of (i) the date ten Business Days after such Loan is made and (ii) the Swingline Termination Date. Interest on all Swingline Loans shall be payable as set forth in Section 2.12(d).

Section 2.10 Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender. At the request of the Borrower, any such Revolving Credit Note or Swingline Note may be executed and delivered by the Borrower outside of the State of Florida in such location within the continental United States as may reasonably be acceptable to the Administrative Agent.

Section 2.11 Prepayments.

(a) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments to the Administrative Agent without the Administrative Agent’s further demand therefor if, as of any fiscal quarter end of the Borrower, the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders exceed the aggregate amount that the Borrower would then have been entitled to borrow or retain under the applicable provisions of Section 2.1. Such mandatory principal prepayment shall be in the amount necessary to reduce the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders to the maximum amount that the Borrower then would be entitled to borrow or retain hereunder and shall be made, in any event, within ten (10) days after the end of the applicable fiscal quarter end of Borrower.

(b) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than 12:00 noon, (i) in the case of prepayment of any Eurodollar Borrowing, not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, on the Business Day of such prepayment, and (iii) in the case of Swingline Borrowings, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.3 or in the case of a Swingline Loan pursuant to Section 2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12 Interest on Loans.

(a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time but, in no event, to exceed the Maximum Rate.

(b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time but, in no event, to exceed the Maximum Rate.

(c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans (i.e., including Applicable Margin), plus an additional 2% per annum.

(d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date. Interest on each Swingline Loan shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Fees.

(a) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon the Borrower and the Administrative Agent.

(b) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage (determined quarterly in accordance with Schedule I) on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the commitment fee shall continue to accrue on the average daily amount of such Lender’s unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender’s Revolving Credit Exposure has been paid in full; provided further that, as set forth in Section 10.15, no such fee shall be payable for the account of any Defaulting Lender during the applicable Default Period. The Applicable Percentage shall initially be 0.100%, but shall be reset from time to time as provided in the definition of “Applicable Percentage” herein. Accrued commitment fees shall be payable in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided that any commitment fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (but outstanding Swingline Loans shall not be deemed usage of the Revolving Commitment of each Lender).

(c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin then in effect for Eurodollar Borrowings on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date); provided, however, as set forth in Section 10.15, any letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or other credit support arrangements satisfactory pursuant to Section 2.22 shall be payable for the account of the Issuing Bank, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

(d) Payments. Accrued fees shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower, commencing on September 30, 2007 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

Section 2.14 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.20, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15 Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

Section 2.16 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.17 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of such Lender’s or the Issuing Bank’s parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation could have achieved but for such Change in Law, then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.18 Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (ii) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.18 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

Section 2.19 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form 1001 or 4224, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

Section 2.20 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18, 2.19, or 10.3, or otherwise) and each optional prepayment permitted by Section 2.11(b) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-of or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.5(b), 2.6(b), 2.20(d), 2.22(d) or (e) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.21 Mitigation of Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

(b) If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.19, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.22 Letters of Credit.

(a) On the Closing Date, SunTrust Bank, as the Issuing Bank of the Existing Letters of Credit, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to continue the prior issuance of the Existing Letters of Credit on the terms and conditions set forth therein. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Thereafter during the Availability Period, the Issuing Bank, in reliance upon said agreements of the other Lenders pursuant to Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or any Subsidiary Loan Party on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit may be in any stated amount subject, however, to the provisions of clause (iii) hereof; (iii) neither the Borrower nor any Subsidiary Loan Party may request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders would exceed the Aggregate Revolving Commitments; and (iv) if at the time of such request any Lender is a Defaulting Lender or any Person that Controls such Lender is a Distressed Person, the Issuing Bank shall have entered into arrangements satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential risk with respect to such Lender. Upon the issuance of each Letter of Credit (which, as set forth in the definition thereof, includes each Existing Letter of Credit set forth on Schedule 2.22), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 12:00 noon on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedents set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default (other than an Event of Default in existence at the time of the issuance of any Letter of Credit by the Issuing Bank of which the Issuing Bank had actual knowledge) or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.22 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay Default Interest on such amount.

(g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. At the request of the Borrower, the Administrative Agent shall hold such deposit in an interest-bearing money market demand deposit account at the Borrower’s risk and expense; otherwise, such deposit shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three (3) Business Days after all Events of Default have been cured or waived.

Notwithstanding anything to the contrary contained in this Agreement, (A) Cash Collateral or other credit support (and proceeds thereof) provided by any Lender pursuant to Section 2.22(g) to support the obligations of such Lender in respect of Letters of Credit shall be held and applied, first, to fund the LC Disbursements of such Lender or such Lender’s Pro Rata Share of Base Rate Loans arising from Letters of Credit with respect to which such Cash Collateral or other credit support was provided, as contemplated by the foregoing provisions of this Section 2.22, and, second, to fund (x) the LC Disbursements of such Lender or such Lender’s Pro Rata Share of Base Rate Loans arising from any other Letters of Credit, as contemplated by the foregoing provisions of this Section 2.22, and (y) any interest accrued for the benefit of the Issuing Bank pursuant to Section 2.22(f) allocable to such Lender, and (B) Cash Collateral and other credit support (and proceeds thereof) otherwise provided by or on behalf of the Borrower under Section 2.22 to support LC Exposure shall be held and applied, first, to the satisfaction of the specific LC Exposure so supported and, second, if remedies under Section 8.1 shall have been exercised, to the application of such Cash Collateral or other credit support (or proceeds thereof) to any other Obligations in accordance with Section 8.1.

Cash Collateral and other credit support provided under this Section 2.22(g) in connection with (x) any Lender’s status as a Defaulting Lender or (y) the status of any Person that Controls such Lender as a Distressed Person shall be released (except as the Issuing Bank and the Person providing such Cash Collateral or other credit support may agree otherwise) promptly following the earlier to occur of (A) the termination of the Default Period with respect to such Defaulting Lender or (B) such Person that Controls the Lender ceases to be a Distressed Person; subject, however, to the additional condition that, as to any such Cash Collateral or other credit support provided by or on behalf of the Borrower, no Default or Event of Default shall then have occurred and be continuing.

(h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

(v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(vi) The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)(i) Each standby Letter of Credit shall be subject to the International Standby Practices (ISP98 – International Chamber of Commerce Publication Number 590), as the same may be amended from time to time, and (ii) each commercial Letter of Credit shall be subject to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, and (iii) each Letter of Credit, to the extent not inconsistent therewith, shall be subject to the governing law of this Agreement set forth in Section 10.5.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary Loan Party, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiary Loan Parties.

Section 2.23 Extension of Scheduled Commitment Termination Date.

(a) The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty-five (35) days prior to the first and/or second anniversaries of this Agreement (each such anniversary being a “Modification Date”) request that each Lender extend such Lender’s Scheduled Commitment Termination Date for an additional year from the Scheduled Commitment Termination Date then in effect hereunder (the “Existing Scheduled Commitment Termination Date”).

(b) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date specified in the notice from the Administrative Agent (the “Notice Date”), which date shall not be earlier than ten (10) Business Days after the date of such notice and not later than twenty (20) days prior to the applicable Modification Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date fifteen (15) days prior to the Modification Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) The Borrower shall have the right (but not the obligation) on or before the Modification Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 2.21, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Modification Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) If (and only if) the total of the Commitments of the Lenders that have agreed to so extend their Scheduled Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Modification Date, then, effective as of the Modification Date, the Scheduled Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Scheduled Commitment Termination Date (except that, if such date is not a Business Day, such Scheduled Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f) Notwithstanding the foregoing, the extension of the Scheduled Commitment Termination Date pursuant to this Section shall not be effective with respect to any Lender unless the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Modification Date signed by a Responsible Officer of such Loan Party certifying:

(i) no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date); and

(iii) on the Scheduled Commitment Termination Date of each Non-Extending Lender, the Borrower shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.18) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Share of the respective Lenders effective as of such date.

(g) This Section shall supersede any provisions in Section 2.20 or 10.2 to the contrary.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1 Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) initially to make Loans and the obligation of the Issuing Bank initially to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

(a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or Banc of America Securities, LLC, as Arranger.

(b) The Administrative Agent (or its counsel) shall have received the following:

(i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii) if requested by any Lender, duly executed Notes payable to such Lender;

(iii) a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement;

(iv) a certificate of the Secretary or Assistant Secretary, or manager or member, as applicable, of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, or partnership agreement or limited liability company operating agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(v) certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(vi) a favorable written opinion of Moore & Van Allen PLLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Lenders shall reasonably request;

(vii) a certificate in the form of Exhibit 3.1(b)(vii), dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2 and, further, demonstrating compliance with Sections 6.1 and 6.2 as of the most recent fiscal quarter ended;

(viii) a certificate dated the Closing Date and signed by a Responsible Officer certifying (A) that since March 31, 2007 there has been no event or condition which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (B) as to the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(ix) certified copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by each Loan Party in connection with the Loans and any transaction being financed with the proceeds of the Loans;

(x) duly executed payoff letters, in form and substance satisfactory to the Administrative Agent, executed by each lender holding Indebtedness to be refinanced at closing, including but not limited to Indebtedness under the Borrower’s $100,000,000 Revolving Credit Agreement dated December 10, 2004, together with evidence satisfactory to the Administrative Agent as to the termination of the Commitments thereunder, the payment in full of all obligations owing thereunder and the release of any and all liens and security interests securing such obligations;

(xi) UCC, judgment and tax lien searches in the jurisdiction of the chief executive office and jurisdiction of incorporation or organization of each Loan Party, together with copies of all financing statements on file in such jurisdictions (with all attachments) and evidence that no Liens exist on any assets or properties of any such Loan Party (other than Liens permitted by Section 7.2);

(xii) a certificate of insurance issued on behalf of insurers of each Loan Party, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by such Loan Party, naming the Administrative Agent as additional insured under all liability insurance;

(xiii) duly executed Notices of Borrowing, if applicable; and

(xiv) a duly executed funds disbursement agreement.

Section 3.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, and the agreement of any Lender to extend the Stated Commitment Termination Date pursuant to Section 2.8 is, in each case subject to the satisfaction of the following conditions:

(a) at the time of and immediately after giving effect to such Borrowing, the issuance, amendment, renewal or extension of such Letter of Credit or the extension of the Scheduled Commitment Termination Date, as applicable, no Default or Event of Default shall exist;

(b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, the date of issuance, amendment, extension or renewal of such Letter of Credit or the date of extension of the Scheduled Commitment Termination Date, as applicable, in each case before and after giving effect thereto, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and except that for the purposes of this Section 3.2 the representations and warranties contained in Sections 4.4(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.1(a) and (b), respectively;

(c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a) (or as to Loans and issuances on the Closing Date, since March 31, 2007), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(d) the Borrower shall have paid all fees payable under this Agreement to the extent then due and payable; and

(e) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing, each issuance, amendment, extension or renewal of any Letter of Credit and any extension of the Scheduled Commitment Termination Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.

Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1 Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or other legally organized entity under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder or other equity owner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets (other than the Prudential Shelf Agreement) or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4 Financial Statements.

(a) The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2006 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the fiscal year then ended reported on by Grant Thornton LLP, independent certified public accountants.

(b) The Borrower has furnished to each Lender the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter and the related unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year.

In the case of each of clauses (a) and (b), such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of operations for such period in conformity with GAAP consistently applied.

(c) Since December 31, 2006, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 4.5 Litigation and Environmental Matters.

(a) Schedule 4.5(a) sets forth certain litigation which is pending against Borrower as of the Closing Date (the “Pending Litigation”). No litigation (including the Pending Litigation), investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Loan Agreement or any other Loan Document.

(b) Except for the matters set forth on Schedule 4.5(b), neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) has become subject to any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (iii) has received notice of any claim with respect to any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (iv) knows of any basis for any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.6 Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except, in either case, where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7 Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8 Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9 Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

Section 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 4.11 Ownership of Property.

(a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.12 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No documents, reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 4.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries (other than Carrier Enterprise), or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (other than Carrier Enterprise), and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries (other than Carrier Enterprise), or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries (other than Carrier Enterprise) pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 4.15 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 4.16 Solvency. Each of the Loan Parties and Carrier Enterprise is Solvent and, in executing the Loan Documents and consummating the transactions contemplated thereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

Section 4.17 Senior Debt. The Obligations constitute senior debt for purposes of all subordinated debt facilities, if any.

Section 4.18 Principal Places of Business and Subsidiaries. Schedule 4.18 sets forth the name of, the chief executive office of, the principal place of business of, the ownership interest of the Borrower in, the jurisdiction of organization of, and the type of, each Subsidiary, in each case as of the Closing Date, and the chief executive office and principal place of business of the Borrower.

Section 4.19 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent:

(a) as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification or exception, and without any qualification or exception not acceptable to Lenders in their sole discretion) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b) as soon as available and in any event within forty (40) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, (i) a certificate of a Responsible Officer, (A) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto and (B) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (ii) a certificate of a Responsible Officer in the form of Exhibit 5.1(c) (the “Compliance Certificate”) setting forth in reasonable detail calculations demonstrating compliance with Article VI;

(d) as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of Carrier Enterprise, a copy of the annual audited report for such fiscal year for Carrier Enterprise, containing a consolidated balance sheet of Carrier Enterprise as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Carrier Enterprise for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification or exception, and without any qualification or exception not acceptable to Lenders in their sole discretion) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Carrier Enterprise for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(e) as soon as available and in any event within forty (40) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Carrier Enterprise, an unaudited consolidated balance sheet of Carrier Enterprise as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of Carrier Enterprise for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Carrier Enterprise’s previous fiscal year, all certified by the chief financial officer or treasurer of Carrier Enterprise as presenting fairly in all material respects the financial condition and results of operations of Carrier Enterprise on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(f) promptly following any request therefor, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(g) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.1(a) or (b) or Section 5.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.1(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default or the occurrence of any event or condition that would, or would with the giving of notice or the lapse of time or both, constitute an Event of Default if the provisions of Section 8.1 did not exclude Carrier Enterprise;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses (i) through (iv), which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

(e) any change in the fiscal year of the Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

Section 5.4 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries (other than Carrier Enterprise) to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

Section 5.7 Visitation, Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries (other than Carrier Enterprise) to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

Section 5.8 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Carrier Enterprise) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, in amounts and against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, in each instance, reasonably acceptable to the Administrative Agent.

Section 5.9 Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of all Loans to refinance existing Indebtedness on the Closing Date and thereafter to finance working capital needs, Capital Expenditures, acquisitions and for other general corporate purposes of the Borrower and its Subsidiaries (other than Carrier Enterprise, except as otherwise permitted in this Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

Section 5.10 Additional Subsidiaries.

(a) Except as to any Subsidiary formed by the Borrower after the Closing Date and having assets with a total value of less than $500,000 and except as to Carrier Enterprise (except as set forth in Sections 7.4(a)(x) and 10.16(b)), if any additional Subsidiary is acquired or formed by the Borrower after the Closing Date, the Borrower will, within thirty (30) Business Days after such Subsidiary is acquired or formed or acquires or maintains assets with a total value of $500,000 or more, notify the Administrative Agent and the Lenders thereof and will cause such Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit D and Annex I to Exhibit E in form and substance satisfactory to the Administrative Agent and the Required Lenders and will cause such Subsidiary to deliver simultaneously therewith similar documents applicable to such Subsidiary required under Section 3.1(b)(iv), (v), (vi), (viii), (xi) and (xii) as reasonably requested by the Administrative Agent.

(b) If at any time a Subsidiary acquires an ownership interest in Carrier Enterprise, the Borrower shall (i) promptly notify the Administrative Agent of such Subsidiary’s acquisition of such ownership interest and (ii) within 30 days after such Subsidiary’s acquisition of such ownership interest, cause to be delivered to the Administrative Agent for the benefit of the Secured Parties a Pledge Agreement Supplement or Pledge Joinder Agreement, as applicable, executed by such Subsidiary.

Section 5.11 Environmental Laws.

(a) The Borrower shall, and shall cause each of its Subsidiaries (other than Carrier Enterprise) to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Upon written request of the Administrative Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries (other than Carrier Enterprise) to submit, to the Administrative Agent and such Lender, at the Borrower’s sole cost and expense and at reasonable intervals, a report providing an update of the status any environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $5,000,000.

Section 5.12 Gemaire Caribe. If after the Closing Date, Gemaire Caribe (a) obtains assets, (b) commences business operations, or (c) receives any Investment from the Borrower or any other Subsidiary, such that if Gemaire Caribe were a newly formed or acquired Subsidiary it would be required to become a Subsidiary Loan Party pursuant to Section 5.10(a), the Borrower will, within thirty (30) Business Days after the occurrence of any event described in clauses (a), (b) or (c) above, notify the Administrative Agent and the Lenders thereof and will cause Gemaire Caribe to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit D and Annex I to Exhibit E in form and substance satisfactory to the Administrative Agent and the Required Lenders and will cause Gemaire Caribe to deliver simultaneously therewith similar documents applicable to Gemaire Caribe required under Section 3.1(b)(iv), (v), (vi), (viii), (xi) and (xii) as reasonably requested by the Administrative Agent.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 6.1 Leverage Ratio. The Borrower and its Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended June 30, 2007, a Leverage Ratio of not greater than 3.50:1.00, calculated on a rolling four-quarter basis.

Section 6.2 Interest Coverage Ratio. The Borrower and it Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended June 30, 2007, an Interest Coverage Ratio of not less than 3.00:1.00, calculated on a rolling four-quarter basis.

ARTICLE VII

NEGATIVE COVENANTS

Subject to Section 10.16, the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 7.1 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created pursuant to the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c) Indebtedness of the Borrower owing to any Subsidiary Loan Party and of any Subsidiary Loan Party owing to the Borrower or any other Subsidiary Loan Party;

(d) Private Placement Debt or other Indebtedness incurred after the date hereof in an aggregate principal amount not to exceed $200,000,000 at any time outstanding; provided, however, that no Indebtedness may be incurred under the Prudential Shelf Agreement until such agreement has been amended to the Administrative Agent’s satisfaction to eliminate any negative covenants in conflict with or more restrictive than those contained herein;

(e) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10; and

(f) Indebtedness in respect of any Securitization Transaction permitted by Section 7.6(c).

Section 7.2 Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a) Liens, if any, created in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents;

(b) Permitted Encumbrances;

(c) any Liens on any property or asset of the Borrower or any such Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any such Subsidiary;

(d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) the principal amount of the Indebtedness secured by such Liens does not exceed $20,000,000 in the aggregate at any time outstanding, (ii) such Liens attach to such assets concurrently or within ninety (90) days after the acquisition, improvement or completion of the construction thereof; (iii) such Liens do not extend to any other assets; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e) any Lien (i) existing on any asset of any Person at the time such Person becomes such a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any such Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any such Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes such a Subsidiary or the date of such merger or the date of such acquisition;

(f) any Lien arising out of any Securitization Transaction permitted by Section 7.6(c);

(g) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (f) of this Section 7.2; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; and

(h) other Liens arising in the ordinary course of business of the Borrower or such Subsidiary of the Borrower, as applicable; provided, that the principal amount of the Indebtedness secured by such Liens shall not exceed $20,000,000 in the aggregate at any time outstanding.

For purposes of this Section, the entry by the Borrower or any such Subsidiary into a true lease or true bailment arrangement which contains a provision purporting to grant a lien in the event that such arrangement is determined not to constitute a true lease or true bailment and the filing of a precautionary UCC financing statement in connection therewith shall not constitute the creation, incurrence, assumption or sufference of a Lien unless, under applicable law, such arrangement is determined not to constitute a true lease or true bailment arrangement and a security interest or other interest in or lien on property or assets of the Borrower or any such Subsidiary has in fact been granted or deemed to have been granted.

Section 7.3 Fundamental Changes.

(a) The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any such Subsidiary (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any such Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person (provided that in the case of an Acquisition permitted by Section 7.4 by a Subsidiary Loan Party, the acquired company may be the surviving Person so long as such acquired company becomes a Subsidiary Loan Party as required by Section 5.10(a)), (ii) any such Subsidiary may merge into another Subsidiary; provided, that (A) if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person (and if the non-surviving Subsidiary was also a Subsidiary Loan Party, the Administrative Agent, upon such event and at the request and expense of the Borrower and/or the surviving Subsidiary Loan Party, will execute such documents as shall be acceptable to the Administrative Agent and its counsel releasing the non-surviving Subsidiary Loan Party from its obligations under the Subsidiary Guarantee Agreement) or (B) if any party to such merger is not a Subsidiary Loan Party, the surviving Person (including Carrier Enterprise, if applicable) shall execute and deliver to the Administrative Agent an agreement guaranteeing payment of the Obligations in form and substance satisfactory to the Administrative Agent and the Required Lenders, (iii) any such Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any such Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary (other than Carrier Enterprise) immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

(b) The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 7.4 Investments, Loans, Capital Expenditures, Etc.

(a) The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing (but excluding in all cases, any portion of any of the foregoing by the Borrower in Carrier Enterprise or by the Borrower to purchase additional interests in Carrier Enterprise, in either case, to the extent such is funded by equity in the Borrower) being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

(i) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in such Subsidiaries);

(ii) Permitted Investments;

(iii) Guarantees constituting Indebtedness permitted by Section 7.1;

(iv) Investments in Subsidiary Loan Parties and in repurchases of the capital stock of the Borrower to the extent otherwise permitted hereunder;

(v) Loans or advances to employees, officers or directors of the Borrower or any Subsidiary Loan Party in the ordinary course of business for travel, relocation and related expenses;

(vi) Hedging Agreements permitted by Section 7.10;

(vii) the purchase or other acquisition of a controlling equity interest in another Person (other than Carrier Enterprise) (including the purchase of an option, warrant, convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversions of securities into, such equity interest, or the purchase or other acquisition (in one transaction or a series of transactions) of any assets of any such other Person that constitute a business unit (each, an “Acquisition”), provided, that: (i) the Person to be (or whose assets are to be) so purchased or acquired does not oppose such Acquisition, (ii) the line or lines of business of the Person to be (or whose assets are to be) so purchased or acquired are substantially the same as the Major Subsidiaries and their lines of business, (iii) prior to and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing, (iv) if the costs of such Acquisition exceed $50,000,000, the Borrower shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal period of the Borrower (whether quarterly or year end) giving effect to such Acquisition and assuming that any Indebtedness incurred to effect such Acquisition shall be deemed to have been outstanding during the four full consecutive fiscal quarter period of the Borrower preceding such Acquisition and to have borne a rate of interest during such period equal to that rate in existence at the date of determination, together with a certificate of a Responsible Officer, in the form of Exhibit 5.1(c), prepared on a historical pro forma basis giving effect to such Acquisition as of the most recent fiscal quarter of the Borrower then ended, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (vi) the Person acquired shall be a Subsidiary (other than Carrier Enterprise), or be merged into or with the Borrower or one of its Subsidiaries (other than Carrier Enterprise), immediately upon consummation of the Acquisition (or if assets are being purchased or acquired, the acquirer shall be the Borrower or one of its Subsidiaries (other than Carrier Enterprise));

(viii) Investments of any Person acquired in an Acquisition permitted under Section 7.4(a)(vii);

(ix) the Project Orange Investment;

(x) additional direct or indirect Investments by the Borrower in Carrier Enterprise made pursuant to and in accordance with the JV Operating Agreement; provided, that (i) the Guarantee by the Borrower of Indebtedness of Carrier Enterprise shall not be deemed to be an Investment for purposes of this Section 7.4, (ii) no such direct or indirect Investment may be made after the occurrence of any event or condition which would, or would with the giving of notice and lapse of time or both, constitute an Event of Default if the provisions of Section 8.1 did not exclude Carrier Enterprise, for so long as such event or condition exists, (iii) no such Investment may be made for the purpose of the acquisition of margin stock by Carrier Enterprise, (iv) the aggregate costs incurred in making such Investments shall not exceed $50,000,000 in the aggregate unless the Borrower has delivered a pro forma Compliance Certificate evidencing a Leverage Ratio of not greater than 2.00 to 1.00 after giving effect to such Investments in excess of $50,000,000 and (v) prior to and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing; provided that the aggregate costs incurred in making such Investments shall not exceed the lesser of (x) $100,000,000 in the aggregate at any time less the aggregate amount of all sales and dispositions of assets to Carrier Enterprise made after the First Amendment Effective Date under Section 7.6(g) or (y) the amount that would cause the Borrower’s ownership interest (direct or indirect) in Carrier Enterprise to exceed 80% of the total ownership interests, unless the Borrower has caused Carrier Enterprise to become party to a Subsidiary Guarantee Agreement and deliver to the Administrative Agent all other items required by Section 5.10(a) to cause Carrier Enterprise to become a Subsidiary Loan Party; and

(xi) additional Investments (other than in Carrier Enterprise); provided that the aggregate costs incurred in making such Investments shall not exceed $15,000,000 in the aggregate any time.

(b) The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, make Capital Expenditures in the aggregate (excluding Capital Expenditures made by Carrier Enterprise) in excess of $60,000,000 during any fiscal year of the Borrower.

Section 7.5 Restricted Payments. The Borrower will not, and will not permit its Subsidiaries (other than Carrier Enterprise) to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except:

(a) the Borrower and such Subsidiaries may make Restricted Payments, if (i) both before and after giving effect to such Restricted Payment no Default shall have occurred or be continuing and (ii) after giving pro forma effect to such Restricted Payment, the Borrower’s Leverage Ratio is less than 2.00 to 1.00;

(b) if after giving pro forma effect to a Restricted Payment, the Borrower’s Leverage Ratio is greater than or equal to 2.00 to 1.00, the Borrower and such Subsidiaries may make the following Restricted Payments: (1) dividends payable by the Borrower solely in shares of any class of its common stock, (2) Restricted Payments made by any such Subsidiary to the Borrower or to another Subsidiary Loan Party, (3) dividends paid by any such Subsidiary to Borrower or to another such Subsidiary that is its direct parent and (4) cash dividends paid on, and cash redemptions of, the common stock of the Borrower provided, that (i) no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made, and (ii) the aggregate amount of all such Restricted Payments does not exceed the sum of (A) $100,000,000 plus (B) fifty percent (50%) of Consolidated Net Income (if greater than $0) earned year to date as of the most recently ended fiscal quarter (except that in the case of the third and fourth fiscal quarters of 2007, such calculation of Consolidated Net Income shall run from July 1, 2007 rather than the prior year end), and further, provided, if such Restricted Payments in any fiscal year are less than hereby permitted for such fiscal year, the excess permitted amount for such fiscal year may be carried forward to any succeeding fiscal period; and

(c) each such Subsidiary may make Restricted Payments to the Borrower, the Subsidiary Loan Parties and any other Person that owns an equity interest in such Subsidiary, ratably according to their respective holdings of the type of equity interest in respect of which such Restricted Payment is being made.

Section 7.6 Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any such Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

(a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for the principal business operations disposed of in the ordinary course of business;

(b) the sale of inventory and Permitted Investments in the ordinary course of business;

(c) the sale or other disposition of such assets in connection with any Securitization Transaction in an aggregate (excluding such sales or other dispositions by Carrier Enterprise) amount not to exceed $100,000,000 at any time during the term of this Agreement;

(d) [Reserved];

(e) the sale, without recourse, other than for misrepresentation, by any such Subsidiary of the Borrower of accounts receivable having a value, net of all allowances and discounts, not to exceed during any fiscal year of the Borrower an aggregate Dollar value of $25,000,000 for all such sales, which receivables shall be payable by Persons who are not United States citizens or organized and existing under the laws of the United States or a state or territory thereof;

(f) the sale or disposition of any interest in Carrier Enterprise; provided that any sale or other disposition of the Borrower’s direct or indirect interests in Carrier Enterprise pursuant to this clause (f) shall not be made unless the Borrower shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal period of the Borrower (whether quarterly or year end) giving effect to such disposition, together with a certificate of a Responsible Officer, in the form of Exhibit 5.1(c), prepared on a historical pro forma basis giving effect to such disposition as of the most recent fiscal quarter of the Borrower then ended, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto;

(g) the sale or other disposition of such other assets in an aggregate amount not to exceed $50,000,000 in any fiscal year of the Borrower, less, in the case of the Borrower’s fiscal year ending December 31, 2009, the book value of the Comfort Products Distributing LLC assets disposed of as part of the Project Orange Investment (provided that no such sale or disposition may be made after the occurrence or during the continuance of any event or condition which would, or would with the giving of notice or the lapse of time or both, constitute an Event of Default if the provisions of Section 8.1 did not exclude Carrier Enterprise).

Section 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (provided that no such transaction (other than transactions consisting of typical and customary administrative functions of a corporate parent) may be consummated by the Borrower or any such Subsidiary with Carrier Enterprise if at the time of such transaction any event or condition exists which would, or would with the giving of notice or the lapse of time or both, constitute an Event of Default if the provisions of Section 8.1 did not exclude Carrier Enterprise), (b) transactions between or among the Borrower and Subsidiary Loan Parties not involving any other Affiliates, (c) transactions between or among the Borrower and Subsidiary Loan Parties, on the one hand, and Carrier Enterprise, on the other hand (provided that at the time of such transaction no event or condition exists which would, or would with the giving of notice or the lapse of time or both, constitute an Event of Default if the provisions of Section 8.1 did not exclude Carrier Enterprise) not involving any other Affiliates, and (d) any Restricted Payment permitted by Section 7.5.

Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary (other than Carrier Enterprise) to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary (other than Carrier Enterprise) to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary (other than Carrier Enterprise), to Guarantee Indebtedness of the Borrower or any other Subsidiary (other than Carrier Enterprise) or to transfer any of its property or assets to the Borrower or any Subsidiary (other than Carrier Enterprise) of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed (A) by law, (B) by this Agreement or any other Loan Document, (C) by the documents governing the Private Placement Debt, (D) by documents listed on Schedule 7.8 hereto or (E) by any documents creating a Permitted Lien, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (other than Carrier Enterprise) pending such sale, provided such restrictions and conditions apply only to the Subsidiary (other than Carrier Enterprise) that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 7.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for the sale and leaseback of properties in an aggregate amount not to exceed $30,000,000 in any fiscal year of the Borrower.

Section 7.10 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries (other than Carrier Enterprise) to, enter into any Hedging Agreement, other than Hedging Agreements which are non-speculative in purpose and nature and are entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any such Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of such Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11 Amendment to Material Documents. The Borrower will not, and will not permit any Subsidiary (including Carrier Enterprise) to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents (including but not limited to the JV Operating Agreement) in a manner that in the aggregate are materially adverse to the interests of the Lenders in their capacities as lenders, or (b) any Material Agreement in a manner that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 7.12 Accounting Changes. (a) The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to, make any significant change in accounting treatment or reporting practices, except as required or, with the approval of the Required Lenders, as permitted, by GAAP.

(b) The Borrower shall not permit Carrier Enterprise to make any significant change in accounting treatment or reporting practices, except as required or as permitted by GAAP, provided that in the event Carrier Enterprise makes any such significant change in accounting treatment or reporting practices, then (i) the Borrower shall remain obligated to provide financial reporting for Carrier Enterprise (as contemplated by Sections 5.1(d) and 5.1(e) to the Administrative Agent using the same GAAP methodology and principles as are then utilized for the financial reporting for the Borrower (as contemplated by Sections 5.1(a) and 5.1(b)) and (ii) calculations of the Leverage Ratio and the Interest Coverage Ratio, to the extent relating to Carrier Enterprise, shall be made using the same GAAP methodology and principles then being utilized for such calculations regarding the Borrower and not using the modified GAAP methodology and principles then adopted by Carrier Enterprise.

(c) The Borrower will not, and will not permit any Subsidiary (including Carrier Enterprise) to, change the fiscal year of the Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

Section 7.13 [Reserved]

Section 7.14 Use of Proceeds. The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to, use the proceeds of any credit extension hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, other than the purchase of the capital stock of ACR Group, Inc. pursuant to the Borrower’s tender offer made on July 9, 2007.

Section 7.15 Prepayments. The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to make any prepayment, redemption, defeasance, purchase, acquisition or other payment in violation of any subordination terms of any Indebtedness which is subject to an intercreditor and/or subordination agreement, except in connection with payment of the Obligations in accordance with the Loan Documents.

Section 7.16 Amendments to Material Indebtedness Agreements. The Borrower will not, and will not permit any Subsidiary (other than Carrier Enterprise) to enter into or suffer to exist any amendment or modification (a) to the amortization schedule or prepayment provisions (excluding the waiver of any prepayment premium or penalty) of the Indebtedness created under the Material Indebtedness Agreements or (b) to any other terms or conditions contained in the Material Indebtedness Agreements if such modification (i) would conflict with or be more restrictive than the terms or provisions of this Agreement in any material respect, (ii) would provide for collateral security for such Indebtedness in excess of that provided under such agreements as of the Closing Date, (iii) would expand any negative pledge provision provided for therein, or (iv) would alter any provision of the events of default under those agreements.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article VIII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary (other than Carrier Enterprise) in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1(a), (b), (c), (d), and (e), 5.2, 5.3 (with respect to the Borrower’s legal existence unless, in the case of any involuntary administrative dissolution of the Borrower, such failure to preserve, renew or maintain its legal existence is remedied within ten (10) days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, provided, that until the Borrower’s legal existence is lawfully reinstated by the appropriate Governmental Authority, the Lenders or the Issuing Bank, as applicable, may withhold any further Borrowing or issuance of any additional Letter of Credit), 5.7, 5.9, 5.10, 5.11 or Articles VI or VII; or

(e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

(f) the Borrower or any of its Subsidiaries (other than Carrier Enterprise) shall default in the performance or observance of any term, condition or provision of any Material Agreement that results in, or could reasonably be expected to result in, a Material Adverse Effect; or

(g) the Borrower or any Subsidiary (other than Carrier Enterprise) (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(h) the Borrower or any Subsidiary (other than Carrier Enterprise) shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1(h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than Carrier Enterprise) or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary (other than Carrier Enterprise) or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) the Borrower or any Subsidiary (other than Carrier Enterprise) shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries (other than Carrier Enterprise) in an aggregate amount exceeding $1,000,000; or

(l) any judgment or order for the payment of money where the amount not covered by insurance exceeds $5,000,000 individually or in the aggregate shall be rendered against the Borrower or any Subsidiary (other than Carrier Enterprise), and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary (other than Carrier Enterprise) that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(n) a Change in Control shall occur or exist; or

(o) any provision of any Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guarantee Agreement; or

(p) any provision of any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(q) an event of default shall have occurred under any other Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations (except obligations in respect of any interest rate Hedging Agreement to which a Lender is a counterparty and such Lender has requested otherwise in writing to the Administrative Agent) owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

Section 9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.3 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.4 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and 8.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.6 The Administrative Agent in its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.7 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, the Sole Book Manager, Sole Lead Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices; Electronic Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	Watsco, Inc.
2665 South Bayshore Drive, Suite 901
Coconut Grove, Florida 33133
Attention: Ana M. Menendez
Chief Financial Officer
Facsimile: (305) 858-6898
Website: www.watsco.com

With a copy to:	Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202
Attention: Stephen Hope, Esquire
Facsimile: (704) 378-2036

To the Administrative Agent or the
Swingline Bank:	Bank of America, N.A.
100 N. Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention:
Sabrina D. Miles
Telephone: (704) 388-1043
Facsimile: (704) 719-8762
Email: sabrina.d.miles@bankofamerica.com

With a copy in each case to:	Bank of America, N.A.
Agency Management
231 S. LaSalle Street
Mail Code: IL1-231-10-41
Chicago, Illinois 60604
Attention: Felicia Brinson
Telephone: (312) 828-7299
Facsimile: (877) 216-2432
Email: felicia.brinson@bankofamerica.com

To the Issuing Bank:	Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, Pennsylvania
Attention: Alfonso Malave
Telephone: (570) 330-4212
Facsimile: (570) 330-4186
Email: alfonso.malave@bankofamerica.com

To any other Lender:	the address set forth in the Administrative
Questionnaire

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

(c) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 10.2 Waiver; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders (and, if the Administrative Agent executes and delivers any such amendment, waiver or consent which states that it is being provided by the Administrative Agent in its capacity as such with the consent of the Required Lenders, the Borrower shall be entitled to rely thereon) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) release all or substantially all of the collateral (if any) securing any of the Obligations, without the written consent of each Lender; (viii) waive any condition set forth in Section 3.2(a), without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders), except that (i) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 10.3 Expenses; Indemnification.

(a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an “Indemnitee”) against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any civil penalty or fine assessed by OFAC against any Lender, the Issuing Bank or the Administrative Agent and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, as a result of the funding of Loans, the issuance of Letters of Credit, or the acceptance of payments under the Loan Documents; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence of willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

(g) The agreements in this Section shall survive the resignation of the Administrative Agent, the Issuing Bank and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.4 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Exposure and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to be a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or its Subsidiaries or Affiliates that are Distressed Persons, or (C) to a natural Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register the designation, and revocation of designation, of any Lender as a Defaulting Lender of which it has received notice. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Exposure and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.2 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.5. Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such successor or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of North Carolina.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Western District of North Carolina, and of any state court of the State of North Carolina sitting in Mecklenburg County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

Section 10.7 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.8 Counterparts; Effectiveness of Agreement; Integration. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Notwithstanding execution of this Agreement by the Borrower and each of the Lenders party hereto and satisfaction (or waiver) of each of the conditions set forth in Section 3.1, this Agreement shall not be or become effective and binding upon the parties until executed and accepted by the Administrative Agent in its capacity as such on behalf of the Lenders. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that, subject to taking such normal and reasonable precautions to maintain the confidentiality thereof, such information may be disclosed by the Administrative Agent, the Issuing Bank and any Lender (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, provided, that such Related Party agrees to be bound by the provisions of this Section 10.11, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 10.13 PATRIOT Act Notice. Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 10.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a board range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.15 Defaulting Lenders. (a) Notwithstanding anything contained in this Agreement, if any Lender becomes a Defaulting Lender (defined below), then to the extent permitted by applicable Law,

(i) during any Default Period (defined below) with respect to such Defaulting Lender, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.2;

(ii) until such time as the Default Excess (defined below) with respect to such Defaulting Lender shall have been reduced to zero, any prepayment of Loans shall, if the Borrower so directs at the time of making such prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding;

(iii) until such time as all Defaulted Payments (defined below) with respect to such Defaulting Lender shall have been paid, the Administrative Agent may (in its sole discretion) apply any amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender to satisfy such Defaulting Lender’s obligations to make such Defaulted Payments until such Defaulted Payments have been fully paid;

(iv) with respect to any Defaulting Lender with one or more Defaulted Loans, such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.13(b), for any Default Period with respect to such Defaulting Lender (and any such fee that would have otherwise have been required to have been paid to such Defaulting Lender shall not be required to be paid by the Borrower);

(v) such Defaulting Lender shall not be entitled to receive its portion of any letter of credit fee pursuant to Section 2.13(c) for any Default Period with respect to such Defaulting Lender (and any such fee that would have otherwise have been required to have been paid to such Defaulting Lender shall be required to be paid to the Issuing Bank);

(vi) at the request of the Borrower, such Defaulting Lender may be replaced in accordance with Section 2.21; and

(vii) no assignment otherwise permitted by Section 10.4 shall be made to such Defaulting Lender or any of its Subsidiaries or Affiliates that are Distressed Persons.

(b) As used in this Agreement,

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of (A) such Defaulting Lender’s Pro Rata Share multiplied by the aggregate Revolving Credit Exposure of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Loans) over (B) the aggregate Revolving Credit Exposure of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender,

(i) in the case of any Defaulted Loan, the period commencing on the date of the applicable Defaulted Loan was required to be extended to the Borrower under this Agreement and ending on the earlier of the following dates: (x) the date on which (A) the Default Excess with respect to such Defaulting Lender has been reduced to zero (whether by the funding of any Defaulted Loan by such Defaulting Lender or by the non-pro-rata application of any prepayment pursuant to Section 10.15(a)(ii)) and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitment; and (y) the date on which the Borrower, the Administrative Agent and the Required Lenders (and not including such Defaulting Lender in any such determination, in accordance with Section 10.15(a)(i)) waive the application of this Section 10.15 with respect to such Defaulted Loans of such Defaulting Lender in writing;

(ii) in the case of any Defaulted Payment, the period commencing on the date of the applicable Defaulted Payment was required to have been paid to the Administrative Agent, the Issuing Bank or other Lender under this Agreement and ending on the earlier of the following dates: (x) the date on which (A) such Defaulted Payment has been paid to the Administrative Agent, the Issuing Bank or other Lender, as applicable, together with (to the extent that such Person has not otherwise been compensated by the Borrower for such Defaulted Payment) interest thereon for each day from and including the date such amount is paid but excluding the date of payment, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (whether by the funding of any Defaulted Payment by such Defaulting Lender or by the application of any amount pursuant to Section 10.15(a)(iii)) and (B) such Defaulting Lender shall have delivered to the Administrative Agent, Issuing Bank and any other such Lender, as applicable, a written reaffirmation of its intention to honor its obligations hereunder with respect to such payments; and (y) the date on which the Administrative Agent, the Issuing Bank and any such other Lender, as applicable, waive the application of this Section 10.15 with respect to such Defaulted Payments of such Defaulting Lender in writing; and

(iii) in the case of any Distress Event determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to exist, the period commencing on the date of the applicable Distress Event was so determined to exist and ending on the earlier of the following dates: (x) the date on which (A) such Distress Event is determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to no longer exist and (B) the applicable Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitment; and (y) such date as the Borrower and the Administrative Agent mutually agree, in their sole discretion, to waive the application of this Section 10.15 with respect to such Distress Event of such Defaulting Lender.

“Defaulted Loan” has the meaning specified in the definition of “Defaulting Lender” below.

“Defaulted Payment” has the meaning specified in the definition of “Defaulting Lender” below.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Loans required to be funded by it hereunder (each such portion that has not been funded, a “Defaulted Loan”) within three Business Days of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (each such payment, a “Defaulted Payment”) within three Business Days of the date when due, unless the subject of a good faith dispute, or (iii) as to which a Distress Event has occurred, in each case for so long as the applicable Default Period is in effect.

“Distress Event” means, with respect to any Person (each, a “Distressed Person”), (i) a voluntary or involuntary case (or comparable proceeding) has been commenced with respect to such Person under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a custodian, conservator, receiver or similar official has been appointed for such Person or for any substantial part of such Person’s assets, (iii) after the date hereof, such Person has consummated or entered into a commitment to consummate a forced (in the good faith judgment of the Administrative Agent) liquidation, merger, sale of assets or other transaction resulting, in the good faith judgment of the Administrative Agent, in a change of ownership or operating control of such Person supported in whole or in part by guaranties, assumption of liabilities or other comparable credit support of (including without limitation the nationalization or assumption of ownership or operating control by) any Governmental Authority and the Administrative Agent believes (in its good faith judgment) or the Required Lenders believe (in their respective good faith judgment) that such event increases the risk that such Person could default in performing its obligations hereunder for so long as the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) believe such risk to exist, or (iv) such Person has made a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity requirement of any Governmental Authority applicable to such Person.

“Distressed Person” has the meaning specified in the definition of “Distress Event” above.

Section 10.16 Treatment of Carrier Enterprise.

(a) So long as Carrier Enterprise is not a Subsidiary Loan Party, as a clarification and not in limitation of the other provisions of Article VII hereof, Sections 7.1 through 7.10, 7.12(a), 7.14, 7.15 and 7.16 shall not limit or restrict the transactions or operations of Carrier Enterprise other than as a result of any restriction imposed upon the Borrower or any Subsidiary (without including for this purpose Carrier Enterprise) in respect of its transactions with Carrier Enterprise. So long as Carrier Enterprise is not a Subsidiary Loan Party, as a clarification and not in limitation of Article VIII, no provision of Article VIII shall limit or restrict the transactions or operations of Carrier Enterprise other than as a result of any restriction imposed upon the Borrower or any Subsidiary (without including for this purpose Carrier Enterprise) in respect of its transactions with Carrier Enterprise.

(b) Notwithstanding any provision in this Agreement to the contrary, in the event that Carrier Enterprise shall become a Subsidiary Loan Party and deliver to the Administrative Agent all of the items required by Section 5.10 hereof, then automatically, and without the need for any additional modification of this Agreement or any other Loan Document, (i) all references to “Adjusted Consolidated EBIT” and “Adjusted Consolidated EBITDA” shall be deemed to mean “Consolidated EBIT” and “Consolidated EBITDA”, respectively, and the definitions for “Adjusted Consolidated EBIT” and “Adjusted Consolidated EBITDA” shall be deemed null and void, (ii) the definition of “Consolidated Total Debt” shall be amended to delete the phrase “but excluding Indebtedness of Carrier Enterprise other than Guaranteed Carrier Debt”, (iii) the definitions for “Guaranteed Carrier Debt”, “JV EBIT Amount” and “JV EBITDA Amount” and all references and calculations with respect to such terms shall be deemed null and void, (iv) the definition of “Subsidiary Loan Party” shall be deemed to include Carrier Enterprise, (v) all references to “(other than Carrier Enterprise)”, to “(excluding Carrier Enterprise)”, to “(other than in Carrier Enterprise)”, to “(other than Carrier Enterprise, except as otherwise permitted by this Agreement)” or to “(including Carrier Enterprise)” shall be deemed null and void, (vi) all exceptions for Carrier Enterprise in Articles IV and V (other than such exceptions that apply to the other Subsidiary Loan Parties) hereof shall be deemed null and void, (vii) the requirements of Sections 5.1(d) and 5.1(e) hereof shall be deemed null and void, (viii) Sections 7.1 through 7.10, 7.12(a), 7.14, 7.15 and 7.16 and Article VIII shall be deemed to apply to and to limit and restrict the transactions and operations of Carrier Enterprise to the same extent that such sections apply to, limit and restrict the other Subsidiary Loan Parties, (ix) Section 7.3(a) shall be amended to delete the phrase “(including Carrier Enterprise, if applicable)”, (x) Section 7.4(a) shall be amended to delete the phrase “(but excluding in all cases, any portion of any of the foregoing by the Borrower in Carrier Enterprise or by the Borrower to purchase additional interests in Carrier Enterprise, in either case, to the extent such is funded by equity in the Borrower)”, (xi) Section 7.4(a)(x) shall be deleted in its entirety, (xii) Section 7.4(b) shall be amended to delete the phrase “(excluding Capital Expenditures made by Carrier Enterprise)”, (xiii) Section 7.6 shall be amended to delete “Section 7.6(f)”, (xiv) Section 7.6(c) shall be amended to delete the phrase “(excluding such sales or other dispositions by Carrier Enterprise)”, (xv) Section 7.7 shall be amended to eliminate the proviso to clause (a) thereof and to eliminate clause (c) thereof, and (xvi) the pledge of membership interests in Carrier Enterprise pursuant to the Pledge Agreement shall be deemed to be released and the Pledge Agreement shall be terminated and the Administrative Agent shall promptly return to the Borrower any and all certificates evidencing a membership interest in Carrier Enterprise, to the extent any such certificates are in the possession or control of the Administrative Agent.

[Balance of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal in the case of the Borrower by their respective authorized officers as of the day and year first above written.

WATSCO, INC.

By:	/s/ Ana M. Menendez
Name:	Ana M. Menendez
Title:	Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Tamisha U. Eason
Name:	Tamisha U. Eason
Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Adam Kaplan
Name:	Adam Kaplan
Title:	Senior Vice President

Revolving Commitment:	$60,000,000

Swingline Commitment:	$25,000,000

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert P. Carswell
Name:	Robert P. Carswell
Title:	Vice President

Revolving Commitment:	$45,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David S. Matter
Name:	David S. Matter
Title:	Regional Vice President

Revolving Commitment:	$40,000,000

SUNTRUST BANK

By:	/s/ Robert Maddox
Name:	Robert Maddox
Title:	Vice President

Revolving Commitment:	$40,000,000

MIZUHO CORPORATE BANK (USA)

By:	/s/ Robert Gallagher
Name:	Robert Gallagher
Title:	Senior Vice President

Revolving Commitment:	$40,000,000

COMERICA BANK

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

Revolving Commitment:	$25,000,000

THE NORTHERN TRUST COMPANY

By:	/s/ Rick J. Gomez
Name:	Rick J. Gomez
Title:	Commercial Banking Officer

Revolving Commitment:	$25,000,000

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frances W. Josephic
Name:	Frances W. Josephic
Title:	Vice President

Revolving Commitment:	$25,000,000

SCHEDULE I

PRICING GRID

CONSOLIDATED TOTAL LEVERAGE RATIO	APPLICABLE MARGIN FOR LIBOR LOANS/ Letter of Credit Fees	APPLICABLE MARGIN FOR BASE RATE LOANS	COMMITMENT FEE
Greater than or equal to 3.0:1.00	1.125%	0.125%	0.200%
Greater than or equal to 2.5:1.00 but less than 3.0:1.00	1.000%	0.000%	0.175%
Greater than or equal to 2.0:1.00 but less than 2.5:1.00	0.750%	0.000%	0.150%
Greater than or equal to 1.5:1.00 but less than 2.0:1.00	0.625%	0.000%	0.125%
Greater than or equal to 1.0:1.00 but less than 1.5:1.00	0.500%	0.000%	0.100%
Greater than or equal to 0.5:1.00 but less than 1.0:1.00	0.400%	0.000%	0.080%
Less than 0.50:1.00	0.375%	0.000%	0.075%

Schedule I

SCHEDULE II

PERMITTED PRINCIPAL PAYMENT ON PRIVATE PLACEMENT DEBT

$125,000,000 SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT dated as of December 10, 2004 by and among WATSCO, INC. and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and other purchasers party thereto.

Schedule 2.22

SCHEDULE 2.22

EXISTING LETTERS OF CREDIT

Issuer	Beneficiary	Number	Inception Date	Expiration Date	Outstanding Issue Amount
SunTrust Bank	UBS Cayman Island	Standby	01/02/03	02/02/09	$443,816.00
SunTrust Bank	Royal Bank of Canada	Standby	01/01/03	01/02/08	$509,226.00	*
SunTrust Bank	Park Central Industrial LLP	Standby	08/01/02	02/28/08	$38,999.98
SunTrust Bank	UBS Cayman Island	Standby	07/01/06	06/30/08	$2,895,990.00
SunTrust Bank	PSBP Industrial, LLC	Standby	02/20/04	02/01/08	$77,612.72
SunTrust Bank	Prologis	Standby	08/18/06	08/16/07	$100,000.00
Bank of America, N.A.	Keentech International	64495788	07/13/07	08/20/07	$33,790.09
Bank of America, N.A.	Keentech International	64495786	07/13/07	08/20/07	$41,587.92
Bank of America, N.A.	Keentech International	64495787	07/13/07	08/24/07	$44,471.46
Bank of America, N.A.	Golden Power Manufacturing	68019234	06/15/07	09/21/07	$187,478.95
Bank of America, N.A.	Keentech International		07/26/07	10/29/07	$40,499.80
	Total Letters of Credit				$4,413,472.92

*	Not to be renewed as of effective date of Revolving Credit Agreement.

Schedule 2.22

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.5(a)

PENDING LITIGATION

1.	Robert Cormier, et al. vs 3M Corp, et al

[***]

2.	Ronald Sutera v ADC Supply Co. Ann Elder, et al v Cummings Insulation, et al

[***]

3.	Ann Elder, et al v. Cummings Insulation, et al

[***]

4.	Kronk, Doris, et al vs. Homans Associates, Inc. et al.

[***]

5.	Springer, Peter, et al vs. Homans Associates, Inc. et al.

[***]

Schedule 4.5(a)

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Jane Sneider, et al v. ADC Supply Corp., et al

[***]

7.	Lowell Jolley and Crystal Jolley vs. CRG Holdings LLC and Atlantic Service & Supply, LLC.

[***]

8.	Ron Carney and Marilyn Carney v Tanglewood Investors Limited Partnership v Atlantic Service and Supply, LLC.

[***]

9.	The Waldinger Corporation v. Zero Zone, Inc.; Zero Zone Refrigeration, LLC; Baker Distributing Company LLC; and Minus 40 Sales, Inc.

[***]

10.	Farmer, Inc. d/b/a Express Personnel Services v. East Coast Metal, LLC

[***]

11.	Gregory S. Keatley and Karen K. Keatley vs. Goodman Holding Company and East Coast Metal Distributors, LLC.

[***]

12.	Dunhill Staffing Systems, Inc. v. Dunhill Franchisee Trust and Willie Miska, Case No. 13 181 Y 01674 04

Schedule 4.5(a)

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

The Borrower and its subsidiaries vigorously defend all matters in which they are named defendant and, for insurable losses, maintains significant levels of insurance to protect against adverse judgments, claims or assessments that may affect it. In management’s opinion, although the outcome of any legal proceeding or the adequacy of existing insurance coverage cannot be predicted with certainty, items 1. through 12. above and including other litigation, which is covered by insurance policies, the ultimate liability associated with such litigation will not materially affect the Borrower’s financial condition or results of operations.

None of the above-referenced matters are class action lawsuits.

Schedule 4.5(a)

SCHEDULE 4.5(b)

ENVIRONMENTAL MATTERS

The Borrower performs certain monitoring of groundwater contamination at its facility located at 666 E. H. Crump Boulevard, Memphis, Tennessee. All testing and monitoring is being done pursuant to and in compliance with applicable laws and regulations.

Schedule 4.5(b)

SCHEDULE 4.18

PRINCIPAL PLACES OF BUSINESS AND SUBSIDIARIES

Name of Entity and Principal Places of Business	Incorporated	100% Ownership
Watsco, Inc. 2665 S. Bayshore Drive, Suite 901 Coconut Grove, Florida 33133	Florida

Air Systems Distributors LLC 2151 W. Hillsboro Blvd., Suite 400 Deerfield Beach, Florida 33442	Delaware	Watsco Holdings, Inc.

Tradewinds Flight Services LLC 2665 South Bayshore Drive, Suite 901 Coconut Grove, Florida 33133	Delaware	Watsco Holdings, Inc.

Atlantic Service & Supply LLC 6525 Baker Blvd. Fort Worth, Texas 76118	Delaware	Watsco Holdings, Inc.

Baker Distributing Company LLC 14610 Breakers Drive Jacksonville, Florida 32258	Delaware	Watsco Holdings, Inc.

Comfort Supply, Inc. 407 Garden Oaks Houston, Texas 77018	Delaware	Watsco, Inc.

Comfort Products Distributing LLC 13202 “I” Street Omaha, Nebraska 68137	Delaware	Watsco Holdings, Inc.

Cool Holdings LLC 2665 South Bayshore Drive, Suite 901 Coconut Grove, Florida 33133	Delaware	Watsco, Inc.

East Coast Metal Distributors LLC 1313 South Briggs Avenue Durham, North Carolina 27703	Delaware	Watsco Holdings, Inc.

Gemaire Caribe, Inc. 2151 W. Hillsboro Blvd., Suite 400 Deerfield Beach, Florida 33442	Puerto Rico	Gemaire Distributors LLC

Gemaire Distributors LLC 2151 W. Hillsboro Blvd., Suite 400 Deerfield Beach, Florida 33442	Delaware	Watsco Holdings, Inc.

Schedule 4.18

HBA Distributors LLC 2151 W. Hillsboro Blvd., Suite 400 Deerfield Beach, Florida 33442	Delaware	Watsco Holdings, Inc.

Heat Incorporated LLC 9 Flagstone Drive Hudson, New Hamsphire 03051	New Hampshire	Watsco Holdings, Inc.

Heating & Cooling Supply LLC 3980 Home Avenue San Diego, California 92105	California	Watsco, Inc.

Homans Associates LLC 250 Ballardvale Street Wilmington, Massachusetts 01887	Delaware	Watsco Holdings, Inc.

The Florida Ad Company 2151 W. Hillsboro Blvd, Suite 400 Deerfield Beach, Florida 33442	Florida	Gemaire Distributors LLC

Three States Supply Company LLC 666 E. H. Crump Blvd. Memphis, Tennessee 38126	Tennessee	Watsco Holdings, Inc.

Tradewinds Distributing Company LLC 14610 Breakers Drive Jacksonville, Florida 32258	Delaware	Watsco Holdings, Inc.

Watsco Holdings, Inc. 2665 South Bayshore Drive, Suite 901 Coconut Grove, Florida 33133	Delaware	Watsco, Inc.

Watsco Investments LLC 2665 South Bayshore Drive, Suite 901 Coconut Grove, Florida 33133	Delaware	Watsco, Inc.

NSI Supply, Inc. 3980 Home Avenue San Diego, California 92105	Nevada	Watsco, Inc.

Coconut Grove Holdings, Inc. 701 Brazos Street, Suite 1050 Austin, TX 78701	Texas	Watsco Holdings, Inc.

Schedule 4.18

SCHEDULE 7.1

OUTSTANDING INDEBTEDNESS

Description	Outstanding Amount
Other
Watsco, Inc. and subsidiaries in the ordinary course of business enter into various capital leases, equipment and vehicle notes, with principal amounts outstanding payable at varying maturities	$160,000

Schedule 7.1

SCHEDULE 7.2

EXISTING LIENS

•

Liens and security interests in favor of suppliers, lessors, landlords or lenders with respect to certain items of real property or equipment, including forklifts, office equipment, telephone systems, computer software and hardware equipment, machinery and vehicles

•	Consignment arrangements with Nordyne Inc. relating to heating and cooling equipment sold by Borrower and certain Subsidiaries

•	Consignment arrangements with Goodman Manufacturing Corporation relating to heating and cooling equipment sold by Borrower and certain Subsidiaries

•	Aircraft Lease

•

Blanket lien and security interest in NationsBank export receivables agreement between NationsBanc Commercial Corporation and Gemaire Distributors, Inc. as permitted under Section 7.6(e) assigned to GMAC Commercial Credit LLC. There are no amounts currently outstanding under this agreement.

Schedule 7.2

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7.4

EXISTING INVESTMENTS

Description	Physical Location	Bank Acct #	# shares
[***]	E*Trade	[***]	25,200
[***]	E*Trade	[***]	20,000

Schedule 7.4

SCHEDULE 7.8

RESTRICTIVE AGREEMENTS

Aircraft Lease (S/N) dated as of September 14, 2004 between Suntrust Leasing Corporation as Lessor and Watsco Holdings, Inc. as Lessee

Schedule 7.8

EXHIBIT A

REVOLVING CREDIT NOTE

[$ ]	[Date]

FOR VALUE RECEIVED, the undersigned, Watsco, Inc., a Florida corporation (the “Borrower”), hereby promises to pay to [name of Lender] (the “Lender”) or its registered assigns, at the office of Bank of America, N.A., as administrative agent (the “Administrative Agent”), on the Commitment Termination Date (as defined in the Revolving Credit Agreement dated as of August 3, 2007, as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders, the lesser of the principal sum of amount of such Lender’s Revolving Commitment and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

WATSCO, INC.

By:
Name:
Title:

Exhibit A-1

LOANS AND PAYMENTS

Date	Amount and Type of Loan	Payments of Principal	Unpaid Principal Balance of Note	Name of Person Making Notation

Exhibit A-2

EXHIBIT B

SWINGLINE NOTE

$25,000,000	[Date]

FOR VALUE RECEIVED, the undersigned, Watsco, Inc., a Florida corporation (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. (the “Swingline Lender”) or its registered assigns, at the office of Bank of America, N.A. (“Bank of America”), on the Swingline Termination Date (as defined in the Revolving Credit Agreement dated as of August 3, 2007, as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders, the lesser of the principal sum of Twenty-five Million Dollars ($25,000,000) and the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Swingline Lender.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

WATSCO, INC.

By:
Name:
Title:

Exhibit B-1

LOANS AND PAYMENTS

Date	Amount and Type of Loan	Payments of Principal	Unpaid Principal Balance of Note	Name of Person Making Notation

Exhibit B-2

EXHIBIT C

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]: [for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower: Watsco, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of August 3, 2007, among Watsco, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ]

Effective Date:                                         , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:]

WATSCO, INC.

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type presented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT D

[FORM OF]

SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTEE AGREEMENT dated as of August 3, 2007, among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of WATSCO, INC., a Florida corporation (the “Borrower”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Lenders, swingline lender and issuing bank (in such capacity, the “Issuing Bank”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all Obligations of the Borrower, monetary or otherwise, under the Loan Documents. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

Exhibit D-1

SECTION 3. Security. Each of the Guarantors authorizes the Administrative Agent and each of the Lenders to (a) take and hold such security, if any, for payment of this Guarantee and the Obligations as may be required by the Credit Agreement, and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.

SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the

Exhibit D-2

Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor after the occurrence and during the continuance of a Default on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 9. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

SECTION 10. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Exhibit D-3

SECTION 12. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent of any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

SECTION 15. Survival of Agreement; Severability.

(a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 11), and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Exhibit D-4

SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Credit Agreement shall be applicable to this Agreement.

SECTION 18. Jurisdiction; Consent to Service of Process.

(a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any North Carolina State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HERBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Exhibit D-5

SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Issuing Bank under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank, as the case may be, may have.

[Balance of page intentionally left blank]

Exhibit D-6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit D-7

SCHEDULE I TO THE

SUBSIDIARY GUARANTEE AGREEMENT

Guarantor(s)	Address

Schedule I-D

ANNEX 1 TO THE

SUBSIDIARY GUARANTEE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the Subsidiary Guarantee Agreement (the “Guarantee Agreement”) dated as of August 3, 2007 among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of WATSCO, INC., a Florida corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Annex I-D-1

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex I-D-2

SCHEDULE I

TO SUPPLEMENT NO.      TO THE SUBSIDIARY

GUARANTEE AGREEMENT

Guarantors

Name	Address

Schedule I-D-1

EXHIBIT E

[FORM OF]

INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of August 3, 2007, among WATSCO, INC., a Florida corporation (the “Borrower”), each Subsidiary listed on Schedule I hereto (the “Guarantors”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to (a) the Revolving Credit Agreement dated as of August 3, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”), and (b) the Subsidiary Guarantee Agreement dated as August 3, 2007, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 2. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully

Exhibit E-1

subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

SECTION 6. No Waiver; Amendment.

(a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

SECTION 9. Survival of Agreement; Severability.

(a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the

Exhibit E-2

Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b) In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Credit Agreement shall be applicable to this Agreement.

SECTION 12. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party of the Borrower that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as Guarantor upon becoming such a Subsidiary Loan Party. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

WATSCO, INC.

By:
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as a Guarantor

By:
Name:
Title:

Exhibit E-3

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit E-4

SCHEDULE I

TO THE INDEMNITY, SUBROGATION

AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

Schedule I-E

ANNEX I TO

THE INDEMNITY, SUBROGATION AND

CONTRIBUTION AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the Indemnity, Subrogation and Contribution Agreement dated as of August 3, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Indemnity, Subrogation and Contribution Agreement”) among WATSCO, INC., a Florida corporation (the “Borrower”), each Subsidiary listed on Schedule I thereto (the “Guarantors”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to (a) the Revolving Credit Agreement dated as of August 3, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as the Administrative Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”), and (b) the Subsidiary Guarantee Agreement dated as August 3, 2007, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

Annex I-E-1

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

Annex I-E-2

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Annex I-E-3

SCHEDULE I

TO SUPPLEMENT NO.      TO THE INDEMNITY,

SUBROGATION AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

Annex I-E-1

EXHIBIT 2.3

NOTICE OF REVOLVING BORROWING

[Date]

Bank of America, N.A., as Administrative Agent

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255

Attention:	Sabrina D. Miles

Credit Services Representative

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders named therein, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)	Aggregate principal amount of Revolving Borrowing 1/:

(B)	Date of Revolving Borrowing (which is a Business Day):

(C)	Interest Rate basis 2/:

(D)	Interest Period 3/:

(E)	Location and number of Borrower’s account to which proceeds of Revolving Borrowing are to be disbursed:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

WATSCO, INC.

By:
Name:
Title:

1/	In the case of the Eurodollar Borrowings, not less than $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Borrowings, not less than $1,000,000 and an integral multiple of $100,000.
2/	Eurodollar Borrowing or Base Rate Borrowing.
3/	Which must comply with the definition of “Interest Period” and end not later than the Commitment Termination Date.

Exhibit 2.3

EXHIBIT 2.5

NOTICE OF SWINGLINE BORROWING

[Date]

Bank of America, N.A., as Administrative Agent

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255

Attention:	Sabrina D. Miles

Credit Services Representative

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders named therein, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)	Principal amount of Swingline Loan 4/:

(B)	Date of Swingline Loan (which is a Business Day)

(C)	Location and number of Borrower’s account to which proceeds of Swingline Loan are to be disbursed:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

WATSCO, INC.

By:
Name:
Title:

4/	Not less than $100,000 and an integral multiple of $50,000.

Exhibit 2.5

EXHIBIT 2.7

FORM OF CONTINUATION/CONVERSION

[Date]

Bank of America, N.A., as Administrative Agent

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255

Attention:	Sabrina D. Miles

Credit Services Representative

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders named therein, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Continuation/Conversion and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

(A)	Revolving Borrowing to which this request applies:

(B)	Principal amount of Revolving Borrowing to be converted/continued:

(C)	Effective date of election (which is a Business Day):

(D)	Interest rate basis:

(E)	Interest Period:

Very truly yours,

WATSCO, INC.

By:
Name:
Title:

Exhibit 2.7

EXHIBIT 3.1(b)(iv)

FORM OF SECRETARY’S CERTIFICATE OF WATSCO, INC.

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (the “Credit Agreement”), among Watsco, Inc. (the “Borrower”), the Lenders named therein, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1 of the Credit Agreement.

I, [                    ], Secretary of the Borrower, DO HEREBY CERTIFY that:

(a) there have been no amendments or supplements to, or restatements of, the Articles of Incorporation of the Borrower delivered pursuant to Section 3.1 of the Credit Agreement;

(b) no proceeding have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Borrower or threatening its existence or the forfeiture or any of its corporate rights;

(c) annexed hereto as Exhibit A is a true and correct copy of the Bylaws of the Borrower as in effect on                                  ,              and at all times thereafter through the date hereof;

(d) annexed hereto as Exhibit B is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Borrower at a meeting of said Board of Directors duly called and held on                                  , 2007, which resolutions are the only resolutions adopted by the Board of Directors of the Borrower or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

(e) each of the persons named below is and has been at all times since                                  ,              a duly elected and qualified officer of the Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

Name	Title	Specimen Signature
[Include all officers who are signing the Credit Agreement or any other Loan Documents.]

IN WITNESS WHEREOF, I have hereunto signed my name this      day of                         , 2007.

Secretary

I, [                        ], [                        ] of the Borrower, do hereby certify that [                        ] has been duly elected, is duly qualified and is the Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since                                  ,             .

Exhibit 3.1(b)(iv)

IN WITNESS WHEREOF, I have hereunto signed my name this      day of                         , 2007.

Title:

Exhibit 3.1(b)(iv)

EXHIBIT 3.1(b)(vii)

FORM OF OFFICER’S CERTIFICATE

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (the “Credit Agreement”), among Watsco, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1(b)(vii) of the Credit Agreement.

I, [                        ], [                        ] of the Borrower, DO HEREBY CERTIFY that:

(a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof;

(b) the Borrower is in compliance with the conditions set forth in Section 3.2(a), (b) and (c) of the Credit Agreement;

(c) attached hereto is a completed Compliance Certificate for the fiscal period ended June 30, 2007;

(d) since March 31, 2007 there has been no event or condition which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(e) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect; and

(f) no consents, approvals, authorizations, registrations or filings are required to be made or obtained by any Loan Party in connection with the Loans and any transactions being financed with the proceeds of the Loans.

IN WITNESS WHEREOF, I have hereunto signed my name this      day of                         , 2007.

Name:
Title:

Exhibit 3.1(b)(vii)

EXHIBIT 5.1(c)

FORM OF COVENANT COMPLIANCE CERTIFICATE

Financial Statement Date:                         ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement dated as of August 3, 2007 (the “Credit Agreement”), among Watsco, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 5.1(c) of the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                   of the Borrower, and that, as such, he/she is authorized to execute and deliver this certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and

[select one:]

Exhibit 5.1(c)

(a) [To the best knowledge of the undersigned during such fiscal period, the Borrower (and, to the extent applicable, each Subsidiary) performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default exists as of the date of this certificate.]

[or]

[The following covenants or conditions have not been performed or observed by the Borrower (or, to the extent applicable, by a Subsidiary) under the Loan Documents and the following is a list of each such Default or Event of Default and its nature and status:]

[select one:]

(b) [no change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements last delivered to the Administrative Agent and each Lender pursuant to Section 5.1(a) of the Credit Agreement.]

[or]

[a change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements last delivered to the Administrative Agent and the effect of such change on the financial statements attached hereto as Schedule 1 is as follows:]

4. The financial covenant calculations set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this certificate and demonstrate compliance with Article VI of the Credit Agreement on and as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of                                  , 200    .

WATSCO, INC.

By:
Name:
Title:

Exhibit 5.1(c)

SCHEDULE 1

FISCAL [YEAR END] [QUARTER END] FINANCIAL STATEMENTS

Exhibit 5.1(c)

SCHEDULE 2

FINANCIAL COVENANT CALCULATIONS

Financial Statement Date:                         ,

[To be provided by the Borrower]

Exhibit 5.1(c)

EXHIBIT B

SECURITIES PLEDGE AGREEMENT

See attached.

EXHIBIT B

SECURITIES PLEDGE AGREEMENT

THIS SECURITIES PLEDGE AGREEMENT dated as of July 1, 2009 (this “Pledge Agreement”), is being entered into among EACH OF THE UNDERSIGNED, EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Pledgor” and collectively, the “Pledgors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement).

RECITALS:

A. Pursuant to a Revolving Credit Agreement dated as of August 3, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Watsco, Inc., a Florida corporation (the “Borrower”), the Administrative Agent, Bank of America, N.A., as Swingline Lender and Issuing Bank, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrower a revolving credit facility with a letter of credit sublimit and swingline facility.

B. Certain additional extensions of credit may be made from time to time for the benefit of the Pledgors pursuant to certain Secured Hedging Agreements.

C. It is a condition precedent to the Secured Parties’ obligations under the Credit Agreement and the Secured Hedging Agreements, as the case may be, to make and maintain such extensions of credit that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Secured Hedging Agreements, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Pledge Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Pledge Agreement, the following terms have the following definitions:

“Carrier Enterprise Securities” means the shares of Capital Stock or the other equity interests issued by or equity participations in Carrier Enterprise, whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Revolving Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent obligations and (y) obligations and liabilities under Secured Hedging Agreements as to which arrangements satisfactory to the applicable Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Issuing Bank shall have been made).

“Pledge Documents” means, collectively, this Pledge Agreement, all Pledge Agreement Supplements and all Pledge Joinder Agreements.

2. Pledge of Pledged Interests; Other Collateral.

(a) Each Pledgor hereby grants as collateral security for the payment, performance and satisfaction of all of the Obligations and the obligations and liabilities of any Loan Party now existing or hereafter arising hereunder or under any of the other Loan Documents and any Secured Hedging Agreements to which it is now or hereafter becomes a party (such obligations and liabilities of the Borrower and the Pledgors are referred to collectively as the “Secured Obligations”), to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:

(i) all of its Carrier Enterprise Securities, in each case, whether now existing or hereafter created or acquired (collectively, the “Pledged Interests”), including without limitation the Pledged Interests more particularly described on Schedule I hereto (as supplemented from time to time);

(ii) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest;

(iii) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(iv) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v) all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 2 are herein collectively referred to as the “Collateral.”

(b) Subject to Section 11(a), each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with duly executed stock powers (or other such instruments of assignment and transfer as requested by the Administrative Agent) in blank affixed thereto.

2

(c) Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may reasonably request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Administrative Agent’s reasonable request, at Pledgor’s expense, all things reasonably determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties.

(d) All filing fees, advances, charges, costs and expenses, including all reasonable fees and expenses of counsel (collectively, “Attorneys’ Costs”), incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgor in respect of which the same was incurred immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Interest rate described in Section 2.12(c) of the Credit Agreement.

(e) Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of Carrier Enterprise.

3. Status of Pledged Interests. Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) All of the Pledged Interests are, as of the date of execution of this Pledge Agreement, a Pledge Agreement Supplement or a Pledge Joinder Agreement, as applicable, by each Pledgor pledging such Pledged Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter be validly issued and outstanding, fully paid and non-assessable and constitute all of the Pledgor’s issued and outstanding Carrier Enterprise Securities, and are accurately described on Schedule I hereto (as supplemented from time to time).

(b) The Pledgor is as at its Applicable Date and shall at all times thereafter (subject to dispositions permitted under Section 7.6 of the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of (except as otherwise provided pursuant to the JV Operating Agreement) all Liens, charges, equities, options, hypothecations, encumbrances and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder and applicable restrictions pursuant to federal and state securities laws). Without limiting the foregoing, the Pledged Interests are not and will not be subject to (except as otherwise provided pursuant to the JV Operating Agreement) any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent).

3

(c) At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which Carrier Enterprise has elected to have treated as a “security”) under Article 8 of the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction) be maintained in the form of uncertificated securities. With respect to Pledged Interests that are “securities” under the UCC, or as to which Carrier Enterprise has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto (as supplemented from time to time), which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22 or, in the case of Pledged Interests from a new Pledgor, shall be delivered pursuant to a Pledge Joinder Agreement required by Section 24. In addition, with respect to all Pledged Interests, including Pledged Interests that are not “securities” under the UCC and as to which Carrier Enterprise has not elected to have such interests treated as “securities” under the UCC, the Pledgor has at its Applicable Date delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in case of Additional Interests shall deliver pursuant to Section 22 or in the case of Pledged Interests from a new Pledgor shall deliver pursuant to a Pledge Joinder Agreement required by Section 24) Uniform Commercial Code financing statements (or appropriate amendments thereto) duly authorized by the Pledgor and naming the Administrative Agent for the benefit of the Secured Parties as “secured party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees.

(d) It has full corporate power, legal right and lawful authority to execute the applicable Pledge Documents and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.

(e) The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank and financing statements) to the Administrative Agent for the benefit of the Secured Parties pursuant to the applicable Pledge Documents creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated “securities” under the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction), continuous and uninterrupted possession by or on behalf of the Administrative Agent. The Pledgor will at its own cost and expense defend the Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

(f) Except pursuant to a disposition permitted under Section 7.6 of the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent, which may be withheld for any reason.

4

(g) It shall at all times cause the Pledged Interests of such Pledgor that constitute “securities” (or as to which Carrier Enterprise elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 2, 3, 16 and 22 hereof and that it shall cause Carrier Enterprise not to issue to the Borrower or any of its Subsidiaries any Carrier Enterprise Securities, or securities convertible into, or exchangeable or exercisable for, Carrier Enterprise Securities, at any time during the term of this Pledge Agreement unless the Pledged Interests are issued solely to either (y) such Pledgor who shall immediately comply with Sections 3 and 22 hereof with respect to such property or (z) the Borrower or any Pledgor who shall immediately pledge such additional Carrier Enterprise Securities to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 22 or 24 hereof, as applicable, on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 3(c) hereof to the Administrative Agent and take such further actions as the Administrative Agent may deem necessary in order to perfect a first priority security interest in such Carrier Enterprise Securities.

(h) As of the date hereof, the exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are as specified on Schedule II attached hereto, as such may be modified from time to time to include information from the Pledgors provided pursuant to the next sentence of this subsection (h). No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Pledgor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

4. Preservation and Protection of Collateral.

(a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

(b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with that used in preparing the annual audited report and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of any Pledgor to pay any amount pursuant to Section 2(c), the Administrative Agent at its option may pay or contest any of them (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Interest rate described in Section 2.12(c) of the Credit Agreement.

5

(c) Each Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) with regard to the Collateral showing such Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Administrative Agent prior to the Applicable Date.

5. Default. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit Carrier Enterprise to register or otherwise qualify the Collateral, even if Carrier Enterprise would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of Carrier Enterprise’s assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

6. Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like; second to other fees, indemnities, expenses and other amounts payable to the Administrative Agent, in its capacity as such; third to fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the respective amounts payable to them; fourth, to accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts payable to them; fifth to unpaid principal of the Loans and Obligations under Secured Hedging Agreements, ratably among the Lenders and the Hedge Banks in proportion to the respective amounts payable to them; and sixth any remainder shall be paid to the Borrower. Each Pledgor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

6

7. Presentments, Demands and Notices. The Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

8. Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent as the Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

9. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Pledgor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 9 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

10. Waiver by the Pledgors. Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (x) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (y) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

7

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Borrower and the receipt thereof by the Borrower shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

11. Dividends and Voting Rights.

(a) All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to a Pledgor as record owner of the Pledged Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor so long as no Event of Default shall have occurred and be continuing, free from any Liens hereunder.

(b) So long as no Event of Default shall have occurred and be continuing and unless the Administrative Agent has provided written notice to the Borrower, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.

(c) Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgors to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such thereafter received cash dividends and other distributions with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request and if such documents have not previously been delivered, with the documents described in Sections 2(c) and 3(c) hereof or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations. Pending delivery to the Administrative Agent of such property (upon the occurrence and during the continuance of an Event of Default), each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.

(d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

12. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Pledgor may have ceased.

8

13. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

14. Anti-Marshaling Provisions. The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Loan Document.

15. Entire Agreement. The Pledge Documents, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms of the Pledge Documents control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. No Pledge Document nor any portion or provision thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

16. Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of the Pledge Documents or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder or thereunder. Each Pledgor hereby consents and agrees that Carrier Enterprise and all other Persons, shall be entitled to accept the provisions hereof and of the other Pledge Documents as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to Carrier Enterprise or any of such other Persons.

9

17. Binding Agreement; Assignment. The Pledge Documents, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign any Pledge Document or any interest herein or therein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 17, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.4 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

18. Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Pledge Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Pledge Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Hedging Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Hedge Bank. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Pledge Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

19. Severability. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20. Counterparts. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.8 of the Credit Agreement shall be applicable to this Pledge Agreement.

21. Termination. Subject to the provisions of Section 8, this Pledge Agreement and each other Pledge Document, and all obligations of the Pledgors hereunder and thereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of the Pledge Documents, the Administrative Agent shall, at the sole expense of the Pledgors, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Interests (along with any stock powers delivered in connection therewith and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests to the extent then held by the Administrative Agent as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the reasonable request of the Pledgors as may be necessary to effect the same to otherwise release any interests of the Administrative Agent in the Collateral.

10

22. Additional Interests. If any Pledgor shall at any time acquire or hold any additional Pledged Interests (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor, accompanied by the schedule of Additional Interests referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Agreement Supplement and its property and (ii) any other document required in connection with such Additional Interests as described in Section 3(c). Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Schedule to each Pledge Agreement Supplement. Each Pledgor shall comply with the requirements of this Section 22 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 5.10(b) of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

23. Notices. Any notice required or permitted hereunder shall be given (a) with respect to each Pledgor, at the address of the Borrower indicated in Section 10.1 of the Credit Agreement, and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Section 10.1 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.1 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24. Joinder. Each Person who shall at any time execute and deliver to the Administrative Agent a Pledge Joinder Agreement substantially in the form attached as Exhibit B hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned and pledged to the Administrative Agent for the benefit of the Secured Parties all Pledged Interests which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Pledge Agreement shall be deemed to include such Person as a Pledgor hereunder. Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

25. Rules of Interpretation. The rules of interpretation contained in Section 1.5 of the Credit Agreement shall be applicable to each Pledge Document and are hereby incorporated by reference. All representations and warranties contained herein shall survive the execution delivery of the Loan Documents and the making of the Loans, the issuance of the Letters of Credit and any other credit extensions secured hereby.

11

26. Governing Law; Waivers.

(a) THIS PLEDGE AGREEMENT AND EACH PLEDGE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT OR A PLEDGE JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PLEDGOR PROVIDED IN SECTION 23 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY PLEDGOR OR ANY OF SUCH PLEDGOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

12

(f) EACH PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

PLEDGORS:

COMFORT PRODUCTS DISTRIBUTING LLC

By:
Name:	Ana M. Menendez
Title:

WATSCO HOLDINGS II, INC.

By:
Name:	Ana M. Menendez
Title:

13

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

14

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Comfort Products Distributing LLC	Carrier Enterprise, LLC, a Delaware limited liability company	Membership Interests			62,500	004	$1,000
Watsco Holdings II, Inc.	Carrier Enterprise, LLC, a Delaware limited liability company	Membership Interests			147,000	005	$1,000

15

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office
Comfort Products Distributing LLC	limited liability company	Delaware	3606082	13202 “I” Street Omaha, NE 68137
Watsco Holdings II, Inc.	corporation	Delaware	4701671	2665 S. Bayshore Drive Suite 901 Coconut Grove, FL 33133

16

EXHIBIT A

PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of             , 20     (this “Pledge Agreement Supplement”), is made by                                                  , a                                  (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Pledge Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Pledge Agreement).

RECITALS:

A. The Pledgor is party to that certain Securities Pledge Agreement dated as of July 1, 2009 (as in effect on the date hereof, the “Pledge Agreement”), between the Pledgor (among others), or to which the Pledgor has been joined as a party pursuant to a Pledge Joinder Agreement, and the Administrative Agent.

B. The Pledgor has acquired rights in the Pledged Interests listed on Annex A to this Pledge Agreement Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Secured Hedging Agreements, the Pledgor hereby agrees as follows:

1. Affirmations. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

(b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d) all proceeds of any of the foregoing.

1

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Pledge Agreement Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Annex A attached to this Pledge Agreement Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 3(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Pledge Agreement Supplement.

2. Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 26 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement Supplement to be duly executed by its authorized officer as of the day and year first above written.

PLEDGOR:

By:
Name:
Title:

2

ANNEX A

(to Pledge Agreement Supplement of                          dated                     )

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type of Additional Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

1

EXHIBIT B

PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT dated as of             , 20     (this “Pledge Joinder Agreement”), is made by                                                  , a                                  (the “Joining Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Pledge Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Pledge Agreement).

RECITALS:

A. Certain Subsidiaries of Watsco, Inc., a Florida corporation (the “Borrower”) and the Administrative Agent, are party to a Securities Pledge Agreement dated as of July 1, 2009 (as in effect on the date hereof, the “Pledge Agreement”).

B. The Joining Pledgor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to be joined as a party to the Pledge Agreement as a Pledgor.

C. The Joining Pledgor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement and Secured Hedging Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and Secured Hedging Agreements, the Joining Pledgor hereby agrees as follows:

1. Joinder. The Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Pledge Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in, and collateral assignment and pledge to the Administrative Agent of, the Pledged Interests and other property constituting Collateral of such Pledgor or in which such Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations, all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.

2. Affirmations. The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Pledgor contained in the Pledge Agreement.

3. Supplemental Schedules. Attached to this Pledge Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement. The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date.

1

4. Severability. The provisions of this Pledge Joinder Agreement are independent of and severable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Delivery. The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents and Secured Hedging Agreements made and maintained, in reliance on this Pledge Joinder Agreement and the Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

6. Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 26 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

2

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

By:
Name:
Title:

3

SUPPLEMENTAL

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                         , 20

4

SUPPLEMENTAL

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                         , 20

5